Exhibit 10.1

MASTER REPURCHASE AGREEMENT

Dated as of March 11, 2013

by and among

NS INCOME DB LOAN, LLC,

as Master Seller,

and

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

as Buyer

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties

EXHIBIT I	Form of Confirmation

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III	[Reserved]

EXHIBIT IV	Form of Custodial Delivery

EXHIBIT V	Form of Power of Attorney

EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Loans

EXHIBIT VII	Organizational Chart

EXHIBIT VIII	Transaction Procedures

EXHIBIT IX	Form of Servicer Notice and Agreement

EXHIBIT X	Prohibited Transferees

EXHIBIT XI	Form of Joinder Agreement

EXHIBIT XII	Permitted Fund Managers

THIS MASTER REPURCHASE AGREEMENT (this “Agreement”) is dated as of March 11, 2013, by and among NS INCOME DB LOAN, LLC, a Delaware limited liability company (“Master Seller”) and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution (“Buyer”).

WHEREAS, the limited liability company agreement of the Master Seller provides for the establishment of one or more designated series of limited liability company interests and assets of the Master Seller (each such series that executes and delivers a Joinder Agreement (as hereinafter defined) pursuant to Section 3(n), a “Series Seller”) which may have separate rights, powers or duties with respect to specified property, including rights to profits and losses associated with such specified property and obligations under this Agreement with respect to such specified property, with the assets and obligations of each such Series Seller accounted for separately in the records of Master Seller and such Series Seller from the other assets of the Master Seller and the assets of each other Series Seller; and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series Seller shall be enforceable solely against the assets of such Series Seller except to the extent expressly provided for hereunder.  Upon its execution of a Joinder Agreement pursuant to Section 3(n), each such Series Seller be bound by all provisions herein with respect to the assets of such Series Seller and its related obligations in respect of any Transactions.  As used herein, the term “Seller” shall mean the Master Seller and/or each Series Seller, individually or collectively, as the context may require.

1.                                      APPLICABILITY

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer certain Eligible Loans (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Loans at a date certain or on demand, against the transfer of funds by Seller.  Master Seller shall designate a Series Seller for each such transaction in accordance with Section 3(n) of this Agreement.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.

2.                                      DEFINITIONS

(a)                                 As used in this Agreement, the following terms shall have the following meanings:

“1934 Act” shall have the meaning specified in Section 23(a).

“A-Note” shall mean a Mortgage Note evidencing a senior position in a Mortgage Loan. Payments with respect to an A-Note shall not be junior to, but, if approved in Buyer’s sole discretion, may be pari passu with, any other Mortgage Note.

“Accelerated Repurchase Date” shall have the meaning specified in Section 13(b)(i) of this Agreement.

“Accelerated Transaction Repurchase Date” shall have the meaning specified in Section 13(c)(i) of this Agreement.

“Accepted Servicing Practices” shall mean with respect to any Purchased Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Purchased Loan or as otherwise defined in the applicable Servicing Agreement.

“Act of Insolvency” shall mean with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any Bankruptcy Law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, seeking such an appointment or election, or the filing against such party of an application for a protective decree under the provisions of SIPA, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect against such party, or (C) is not dismissed within 60 days, (iii) the making by such party of a general assignment for the benefit of its creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.

“Actual Original Purchase Percentage” shall mean, with respect to any Transaction, a percentage equal to the lesser of (x) the Maximum Original Purchase Percentage for such Transaction and (y) a percentage designated by Seller in its sole and absolute discretion, and set forth in the Confirmation for such Transaction.

“Additional Amounts” shall have the meaning specified in Section 29(b) of this Agreement.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty” shall mean Deutsche Bank AG or any Affiliate of Buyer, as counterparty to any Hedging Transaction.

“Affiliated Hedging Transaction” shall mean a Hedging Transaction entered into by Master Seller, any Series Seller or Sponsor (or, if approved by Buyer, an Affiliate of Master Seller or Sponsor) with an Affiliated Hedge Counterparty.

“Agreement” shall mean this Master Repurchase Agreement, dated as of March 11, 2013 by and among Seller and Deutsche Bank AG, Cayman Islands Branch, as same may be amended, modified and/or restated from time to time.

“Allocable Percentage” shall mean, with respect to any Principal Payment on any Purchased Loan, a fraction (expressed as a percentage) the numerator of which is the Repurchase Price with respect to such Purchased Loan as in effect immediately prior to such Principal

Payment (net of any accrued Price Differential and, unless a Facility Event of Default or a Transaction Event of Default related to such Purchased Loan has occurred and is continuing, excluding any other amounts then owing to Buyer), and the denominator of which is the outstanding principal balance of such Purchased Loan immediately prior to such Principal Payment.

“Alternative Rate” shall have the meaning specified in Section 3(f) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“Amortization Event” shall mean the occurrence of any of the following with respect to any Purchased Loan:

(i)                                     a Securitization Failure Event; or

(ii)                                  a Securitization Extension Event;

 “Amortization Event Amount” shall mean, for any Principal Payment received by Depository in respect of any Purchased Loan for which an Amortization Event has occurred,

(i)                                     if a Securitization Extension Event shall have occurred with respect to such Purchased Loan and such Purchased Loan remains subject to a Transaction under this Agreement more than twelve (12) months but not more than eighteen (18) months following the applicable Purchase Date for such Purchased Loan, the sum of (a) the Repurchase Price for such Purchased Loan plus (b) 25% of the difference between (1) the Principal Balance of such Purchased Loan minus (2) the Repurchase Price for such Purchased Loan;

(ii)                                  if a Securitization Extension Event shall have occurred with respect to such Purchased Loan and such Purchased Loan remains subject to a Transaction under this Agreement more than eighteen (18) months but not more than twenty-four (24) months following the applicable Purchase Date for such Purchased Loan, the sum of (a) the Repurchase Price for such Purchased Loan plus (b) 45% of the difference between (1) the Principal Balance of such Purchased Loan minus (2) the Repurchase Price for such Purchased Loan; and

(iii)                               if (a) a Securitization Failure Event shall have occurred with respect to such Purchased Loan, or (b) a Securitization Extension Event shall have occurred and such Purchased Loan remains subject to a Transaction under this Agreement more than twenty-four (24) months following the applicable Purchase Date for such Purchased Loan, the product of 100% times the amount of such Principal Payment.

“Applicable Servicer Account” shall mean, with respect to each Purchased Loan, the account(s) established by the applicable Servicer into which the related Mortgagor or other obligor shall be required to remit principal, interest and other payments due with respect to such Purchased Loan under the related Purchased Loan Documents.

“Applicable Spread” shall have the meaning set forth in the Letter Agreement.

“Appraisal” shall mean an appraisal of the related underlying Mortgaged Property from an Independent Appraiser, complying with the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and conducted in accordance with the standards of the American Appraisal Institute.

“Assignment of Leases” shall mean, with respect to any Purchased Loan, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” shall mean, with respect to any Purchased Loan, an assignment or notice of transfer (or equivalent instrument) of the applicable Mortgage, in recordable form and otherwise sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

“Available Income” shall mean, all Income other than (a) the Underlying Purchased Loan Reserves, and (b) Qualified Servicing Expenses.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time or any successor statute or rule promulgated thereto.

“Bankruptcy Laws” shall mean the Bankruptcy Code or any other bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or any similar statute, law, rules, regulations or similar legal requirements of any other applicable jurisdiction, in each case, as amended from time to time.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.  When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in London, England are closed for interbank or foreign exchange transactions.

“Buyer” shall mean Deutsche Bank AG, Cayman Islands Branch, or any successor or assignee thereof.

“Cash Flow Deficiency” shall mean, for any Remittance Date, the amount (if any) by which (i) the total of all amounts due to Buyer, its Affiliates and Custodian under Sections 5(c)(i)-(v), 5(d)(i)-(vi), 5(e)(i)-(v), or 5(f)(i)-(v), as applicable, as of such Remittance Date exceed (ii) the aggregate amount of Available Income (including Principal Payments) received by Buyer or Depository in respect of all of the Purchased Loans during such Collection Period.

“Cash Management Account” shall mean a segregated interest bearing account, entitled “NS Income DB Loan, LLC, as Master Seller, for the benefit of Deutsche Bank AG, Cayman Islands Branch, as Buyer”, established at the Depository, bearing account number 4123176067.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of or bad faith or gross negligence with respect to, such Independent Manager’s duties, (ii) such Independent Manager has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Requirement of Law, (iii) such Independent Manager no longer satisfies the requirements set forth in the definition of “Independent Manager”, (iv) the fees charged for the services of such Independent Manager are materially in excess of the fees charged by the other providers of Independent Managers listed in the definition of “Independent Manager”, (v) such Independent Manager is unable to perform his or her duties due to death, disability or incapacity or (vi) any other reason for which the prior written consent of Buyer shall have been obtained.

“CDO Asset Manager” shall mean, with respect to any Securitization Vehicle that is a CDO, the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Junior Interest).

“Change of Control” shall mean any of the following events shall have occurred without the prior written approval of Buyer: (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 49% or more of the total voting power of all classes of ownership interests of Seller or any Sponsor, entitled to vote generally in the election of the directors (or the applicable equivalent) of any such Person, (ii) Trust shall cease to own, of record and beneficially, 51% or more of the ownership interests of Operating Partnership and Control Operating Partnership, (iii) Operating Partnership shall cease to own, of record and beneficially, 100% of the ownership interests in Member and Control Member, or (iv) Member shall cease to own, of record and beneficially, 100% of the ownership interests in Seller and Control Seller.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in Section 6 of this Agreement.

“Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto.  For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Controlled Account Agreement” shall mean that certain Controlled Account Agreement, dated as of the date hereof, among Buyer, Master Seller (on behalf of itself and each Series Seller) and the Depository, relating to the Cash Management Account, as the same may be amended, modified and/or restated from time to time.

“Credit Event” shall mean, with respect to any Purchased Loan, a credit deterioration which is specific to and related to such individual Purchased Loan, as determined by Buyer in its sole and absolute discretion exercised in good faith, including, without limitation:

(i)                                     the occurrence and continuance of a monetary or material non-monetary Purchased Loan Event of Default with respect to such Purchased Loan;

(ii)                                  the occurrence of an Act of Insolvency with respect to any Mortgagor or any obligor or guarantor for such Purchased Loan;

(iii)                               a material deterioration in the Mortgaged Property Value of the related Mortgaged Property, any material drop in net operating income or cash flow of the related Mortgaged Property or material deterioration in the operations, property, assets, business, financial condition or credit quality of any Mortgagor or any obligor or guarantor for such Purchased Loan;

(iv)                              any act of God, outbreak of hostility or war, or material adverse change or material disruption in current financial, banking or capital market conditions, in each case, which could reasonably be expected to cause such Purchased Loan to become delinquent or to adversely affect the Mortgaged Property Value or cost of financing of the related Mortgaged Property for such Purchased Loan, as determined by Buyer in its sole discretion exercised in good faith; and

(v)                                 the occurrence of a material breach of a Purchased Loan Representation relating to such Purchased Loan.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of March 11, 2013, by and among the Custodian, Master Seller (on behalf of itself and each Series Seller) and Buyer, as the same may be amended, modified and/or restated from time to time.

“Custodial Delivery” shall mean the form executed by Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File with respect to any Purchased Loan to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit IV.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Cut-off Date” shall mean the second Business Day preceding each Remittance Date.

“Debt Yield” shall mean, with respect to any Purchased Loan or Eligible Loan, the percentage equivalent of the quotient obtained by dividing (i) the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties securing such Purchased Loan or Eligible Loan, as applicable, for the trailing twelve (12) month period, as determined by Buyer in its sole and absolute discretion exercised in good faith, by (ii) the Principal Balance of such Purchased Loan or Eligible Loan, as applicable.

“Default” shall mean a Facility Default or a Transaction Default.

“Depository” shall mean Wells Fargo Bank, National Association, or any successor Depository appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Diligence Materials” shall mean, collectively, (i) the Preliminary Due Diligence Package furnished by Seller to Buyer, and (ii) any other diligence materials delivered by Seller to Buyer in connection with Buyer’s review of any New Collateral, whether pursuant to a Supplemental Due Diligence List or otherwise.

“Early Repurchase” shall have the meaning specified in Section 3(d) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Section 3(d) of this Agreement.

“Eligibility Requirements” shall mean, with respect to any Person, that such Person has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and is regularly engaged in the business of making or owning commercial real estate loans (or interests therein), mezzanine loans (or interests therein) or commercial loans (or interests therein) similar to the applicable Purchased Loan.

“Eligible Loan” shall mean a whole mortgage loan or Senior Interest in a whole mortgage loan secured by a first mortgage lien or liens on one or more multifamily, office, retail, industrial and/or other commercial properties (including, without limitation, a leasehold interest therein), as to which each of the Purchased Loan Representations are true and correct (except for any exceptions disclosed in writing by Seller which are approved by Buyer in its sole and absolute discretion) and which mortgage loan or Senior Interest is approved by Buyer, in its sole and absolute discretion, based upon all facts and circumstances considered relevant by Buyer.

“Environmental Law” shall mean any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. §§ 1251 et seq.), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k)(4) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Excluded Taxes” shall have the meaning specified in Section 29(b) of this Agreement.

“Event of Default” shall mean a Facility Event of Default or a Transaction Event of Default.

“Facility Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute a Facility Event of Default.

“Facility Event of Default” shall have the meaning specified in Section 13(a)(II).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDIA” shall have the meaning specified in Section 22(c).

“FDICIA” shall have the meaning specified in Section 22(d).

“Filings” shall have the meaning specified in Section 6 of this Agreement.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” shall mean the Guaranty, dated as of the date hereof, from the Sponsor to Buyer, as the same may be amended, modified and/or restated from time to time.

“Hazardous Materials” shall mean oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are  “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under Environmental Laws.

“Hedge Counterparty” shall mean any counterparty to a Hedging Transaction approved by Buyer in its reasonable discretion.

“Hedging Transaction” shall mean, with respect to any Purchased Loan, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, or which otherwise hedges the value of a Purchased Loan, either generally or under specific contingencies, entered into by Master Seller, any Series Seller or Sponsor (or, if approved by Buyer, an Affiliate of Master Seller or Sponsor) with a Hedge Counterparty and which has been collaterally assigned to Buyer in accordance with the terms hereof.

“Income” shall mean, with respect to any Purchased Loan at any time, the sum of (x) payments of principal, interest, dividends or other distributions or collections (including, without limitation, all funds received for deposit in any Underlying Purchased Loan Reserves), (y) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of such Purchased Loan, other than any origination fees that were earned and paid on or prior to the related Purchase Date and (z) payments or other distributions received pursuant to any related Affiliated Hedging Transaction for such Purchased Loan.

“Indemnified Amounts” shall have the meaning specified in Section 26.

“Indemnified Parties” shall have the meaning specified in Section 26.

“Independent Appraiser” shall mean an independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type.

“Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Puglisi & Associates or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(A)              a member, partner, equityholder, manager, director, officer or employee of Seller or any of its equityholders or Affiliates (other than as an Independent Manager of Seller or an Affiliate of Seller that is not in the direct chain of ownership of the Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(B)              a creditor, supplier or service provider (including provider of professional services) to Seller or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides and/or has provided professional Independent Managers and other corporate services to Seller or any of its Affiliates in the ordinary course of its business);

(C)              a family member of any such prohibited member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider of Seller or its Affiliates; or

(D)              a Person that controls (whether directly, indirectly or otherwise) any of the entities described in (A), (B) or (C) above.

“Initial Buyer” shall mean Deutsche Bank AG, Cayman Islands Branch.

“Intervening Trust Vehicle” shall mean, with respect to any Securitization Vehicle that is a CDO, a trust vehicle or entity which holds the applicable Junior Interest as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Joinder Agreement” shall have the meaning specified in Section 3(n).

“Junior Interest” shall mean (a) a junior participation interest in a commercial mortgage loan, (b) a “B note” or other subordinate note in an “A/B” or similar structure in a commercial mortgage loan with respect to which the Senior Interest is a Purchased Loan or prospective Purchased Loan hereunder, or (c) a Mezzanine Loan.

“Last Endorsee” shall have the meaning specified in Section 7(b)(i).

“Letter Agreement” shall mean that certain letter agreement, dated as of the date hereof, among Buyer and Master Seller, as the same may be amended, modified and/or restated from time to time.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction.  If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction.  If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  LIBOR shall be determined by Buyer or its agent pursuant to the terms of this Agreement, which determination shall be conclusive absent manifest error.

“LIBO Rate” shall mean, with respect to any Pricing Rate Period pertaining to a Transaction, a rate per annum determined for such Pricing Rate Period in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

LIBOR
1 — Reserve Requirement

“Mandatory Amortization Amount” shall have the meaning specified in Section 4(a) hereof.

“Mandatory Amortization Deadline” shall mean 2:00 p.m. (New York City time).

“Mandatory Amortization Notice” shall have the meaning specified in Section 4(b)

“Mandatory Early Repurchase” shall have the meaning specified in Section 3(l).

“Mandatory Early Repurchase Date” shall have the meaning specified in Section 3(l).

“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Loan, the occurrence of any of the following:

(i)                                    A payment default on such Purchased Loan which remains uncured for ten (10) Business Days or longer;

(ii)                                 An Act of Insolvency with respect to the related Mortgagor or guarantor of such Purchased Loan; or

(iii)                            The occurrence and continuation of any monetary or material non-monetary Purchased Loan Event of Default with respect to such Purchased

Loan (other than a payment default described in clause (i) of this definition on such Purchased Loan).

“Market Value” shall mean, with respect to any Eligible Loan or Purchased Loan, as of any relevant date, the lesser of (i) the price at which such Eligible Loan or Purchased Loan may be sold to a third party (without regard to any unpaid interest which has accrued but is not yet due and payable), determined by Buyer in its sole and absolute discretion exercised in good faith, and (ii) the Principal Balance thereof.

“Master Seller” shall mean NS Income DB Loan, LLC, a Delaware limited liability company.

“Master Seller LLC Agreement” shall mean the limited liability company agreement of Master Seller, as same may be amended, modified and/or restated with Buyer’s prior written consent, and together with each completed Schedule C thereto hereafter executed with respect to each Series Seller.

“Material Action” shall mean any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Loan or the related Purchased Loan Documents or any other action, direction or decision that could reasonably be expected to adversely affect the value or collectability of any amount due with respect to a Purchased Loan, as determined by Buyer.

“Material Adverse Effect” shall mean a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Seller or Sponsor, (b) the ability of Seller or Sponsor to pay or perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the value of one or more Purchased Loans.

“Maximum Original Purchase Percentage” shall mean, with respect to any Transaction, the percentage specified as the Maximum Original Purchase Percentage in the Confirmation for such Transaction, which percentage shall be as follows:

(i)                                     if the subject of such Transaction is a Stabilized Loan, the Stabilized Loan Maximum Original Purchase Percentage; and

(ii)                                  if the subject of such Transaction is a Transition Loan, the Transition Loan Maximum Original Purchase Percentage;

provided, however, that notwithstanding the foregoing, the Maximum Original Purchase Percentage for any Transaction may be less than the corresponding stated percentage above, as determined by Buyer its sole and absolute direction.

“Maximum Repurchase Price” shall mean, with respect to any Purchased Loan as of any date of determination, (a) the product of the then current Principal Balance for such Purchased Loan times the Maximum Original Purchase Percentage for such Purchased Loan, less (b) the difference (if positive) between (i) the then current Principal Balance for such Purchased Loan and (ii) the product of (x) the Purchased Loan LTV for such Purchased Loan and (y) the Mortgaged Property Value of the Mortgaged Property securing such Purchased Loan.

“Member” shall mean, NS Income DB Loan Member, LLC, a Delaware limited liability company, which is the sole member of Master Seller.

“Member Guaranty” shall mean the Member Guaranty, dated as of the date hereof, from Member to Buyer, as the same may be amended, modified and/or restated from time to time.

“Mezzanine Loan” shall mean a loan made by Seller or its Affiliate secured by the direct or indirect ownership interest in a Mortgagor in connection with the origination of a Purchased Loan.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple or ground leasehold interest in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

“Mortgage Loan” shall mean a loan made by Seller or its Affiliate to a Mortgagor and secured by a Mortgage.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with a Purchased Loan.

“Mortgaged Property” shall mean with respect to any Eligible Loan or Purchased Loan, the real property encumbered by the Mortgage(s) securing such Eligible Loan or Purchased Loan.

“Mortgaged Property Value” shall mean, with respect to any Mortgaged Property, the market value of such Mortgaged Property as determined by Buyer in its sole and absolute discretion applied in good faith.

“Mortgagee” shall mean the record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor” shall mean, with respect to any Purchased Loan, the obligor on a Mortgage Note and the mortgagor/grantor under the related Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

“New Collateral” shall mean an Eligible Loan that Seller proposes to be included as Collateral.

“OFAC” shall have the meaning specified in the definition of Prohibited Person.

“OFAC Laws” shall have the meaning specified in the definition of Prohibited Person.

“Operating Partnership” shall mean NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership

“Participant Register” shall have the meaning specified in Section 18(d).

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Portfolio Interest Certificate” shall have the meaning specified in Section 29(c).

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities listed on Exhibit XII annexed hereto and made a part hereof, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Permitted Purchased Loan Modification” shall mean any amendment, waiver or other modification to the terms of the Purchased Loan Documents for any Purchased Loan which would have the effect of:

(i)                                     modifying the monthly date on which payments of principal and/or interest are required to be made under such Purchased Loan; or

(ii)                                  modifying the requirements for receiving or delivering notices or applicable party notice addresses under such Purchased Loan Documents.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Party” shall have the meaning specified in Section 21(a).

“Preliminary Due Diligence Package” shall mean with respect to any New Collateral, Seller’s summary memorandum outlining the proposed transaction, including, to the best knowledge of Seller, potential transaction benefits and all material underwriting risks, all Underwriting  Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Collateral to be provided by Seller to Buyer pursuant to this Agreement (in each case, to the extent applicable and in Seller’s possession):

With respect to each Eligible Loan:

(i)                                     all material documents that relate to such Eligible Loan;

(ii)                                  current rent roll for the Mortgaged Property, if applicable, together with the following information: (A) recent leasing activity including related tenant improvement and leasing commission obligations, (B) a delinquency report, (C) outstanding rent abatements and concessions and (D) a description of all percentage rent, additional rent and escalations payable by tenants for taxes, operating expenses, electricity and other expenses, as applicable;

(iii)                               (a) most recent audited financial statements, (b) three (3) years of operating statements, including current trailing twelve (12) month operating statement, and (c) Seller’s preliminary underwritten cash flow pro-forma for the Mortgaged Property, in each case, if available;

(iv)                              description of the Mortgaged Property and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable);

(v)                                 Seller’s indicative debt service coverage ratios;

(vi)                              Seller’s indicative debt yield ratios;

(vii)                           Seller’s indicative loan-to-value ratio;

(viii)                        final sources and uses schedule for the proceeds of the proposed Eligible Loan delivered in connection with the closing of the Eligible Loan;

(ix)                              an organizational chart of the Mortgagor showing all ownership interests in the Mortgagor (and disclosing any direct or indirect ownership interests of Seller or its Affiliates in the Mortgagor);

(x)                                 an Appraisal of the Mortgaged Property, dated within six (6) months of the proposed Purchase Date;

(xi)                              Seller’s credit memorandum, in a form reasonably acceptable to Buyer;

(xii)                           Seller’s underwriting model (in Excel);

(xiii)                        any exceptions to the Purchased Loan Representations for such Eligible Loan, which may be contained in an internal memorandum or offering document prepared by a third party; and

(xiv)                       Seller’s relationship with the Mortgagor, if any;

(xv)                          current and, to the extent available, historical real estate tax bills, or an estimate of expected taxes, for the Mortgaged Property;

(xvi)                       any other information reasonably requested by Buyer.

“Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall mean for each Pricing Rate Period, an annual rate equal to the LIBO Rate for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction and shall be subject to adjustment and/or conversion as provided in Sections 3(f), 3(g) and 3(h) of this Agreement.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, (a) in the case of the first Pricing Rate Period and first Remittance Date with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding such Remittance Date, and (b) in the case of any subsequent Pricing Rate Period and Remittance Date, the period commencing on and including the prior Remittance Date and ending on and excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

“Principal Balance” shall mean, at any date of determination, the lesser of (i) the then current outstanding principal balance of an Eligible Loan or a Purchased Loan and (ii) if Seller intends to acquire or acquires an Eligible Loan or Purchased Loan at a discount, (A) the purchase price paid or to be paid by Seller for such Eligible Loan or Purchased Loan less (B) all Principal Payments received thereon.

“Principal Payment” shall mean, with respect to any Purchased Loan, any payment or prepayment of principal received by the Depository in respect thereof.

“Prohibited Person” shall mean (1) any person or entity who is on the Specially Designated Nationals list (the “SDN List”) maintained by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”), (2) any person or entity owned, controlled or acting on behalf of a person on the SDN List and (3) any person or entity otherwise the target of the economic sanctions laws, regulations, and Executive Orders administered by OFAC (collectively, the “OFAC Laws”) such that the entry into this Agreement or the performance of the obligation contemplated hereby would be prohibited if conducted by a U.S. person as that term is defined in the OFAC Laws.

“Prohibited Transferees” shall have the meaning specified in Section 18(b).

“Purchase Date” shall mean the date on which a Purchased Loan is to be transferred by Seller to Buyer.

“Purchase Price” shall mean, with respect to any Purchased Loan, the price at which such Purchased Loan is transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Loan shall be an amount (expressed in dollars) equal to the product of (i) the Market Value of such Purchased Loan as of such Purchase Date and (ii) the Actual Original Purchase Percentage for such Purchased Loan.

“Purchased Loan Documents” shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan, as each of same may be amended, modified and/or restated in accordance with the terms of this Agreement.

“Purchased Loan Event of Default” shall mean for any Purchased Loan, an “Event of Default” as defined in the Purchased Loan Documents for such Purchased Loan (or such other term as is used in such documents to describe events the occurrence of which gives the lender the right to accelerate (or causes the automatic acceleration of) such Purchased Loan); provided, however, that no “Event of Default” as defined in the Purchased Loan Documents for such Purchased Loan shall become a Purchased Loan Event of Default until the expiration of all grace periods and cure rights related thereto under the Purchased Loan Documents.

“Purchased Loan File” shall mean the documents specified as the “Purchased Loan File” in Section 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Purchased Loan LTV” shall mean, with respect to any Purchased Loan, the fraction, expressed as a percentage and rounded to the next highest hundredth of a percent, (i) the numerator of which is the Principal Balance of such Purchased Loan as of the related Purchase Date, and (ii) the denominator of which is the Mortgaged Property Value of the related Mortgaged Property securing such Purchased Loan as of the Purchase Date for such Purchased Loan.

“Purchased Loan Representations” shall mean with respect to any Purchased Loan or prospective Purchased Loan, the representations and warranties set forth on Exhibit VI attached hereto or, if different, the representations and warranties applicable to such Purchased Loan as set forth on Schedule 2 to the Confirmation for such Purchased Loan, in each case, as modified by any exceptions to such representations and warranties disclosed in writing by Seller which are approved by Buyer in its sole and absolute discretion and set forth on Exhibit 3 to the related Confirmation. It is acknowledged and agreed that Buyer, in its sole and absolute discretion, may from time to time, upon delivery of at least three (3) Business Days prior written notice to Seller, amend the representations and warranties set forth on Exhibit VI attached hereto applicable to any Purchased Loan prior to the related Purchase Date therefor, in order to substantially conform such representations and warranties to the representations and warranties which Buyer reasonably anticipates will be required to be made by Buyer (or its Affiliates) in connection with the Buyer Securitization (as defined in the Letter Agreement) that is next scheduled to close. Any such amendment of the representations and warranties set forth on Exhibit VI shall not be effective with respect to any Purchased Loan for which the Purchase Date has occurred hereunder prior to the effective date of such amendment. Buyer may elect, in its sole and absolute discretion, to require any such amendment of the representations and warranties set forth on Exhibit VI to apply to all Purchased Loans with Purchase Dates occurring from and after the effective date of such amendment and, in such event, Seller and Buyer will each execute and deliver an amendment of this Agreement substituting the amended version of Exhibit VI for the version of Exhibit VI then in effect.

“Purchased Loan Schedule” shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery, which may but is not required to, contain information substantially similar to the Collateral Information.

“Purchased Loan Type” shall mean the designation of a Purchased Loan as either (i) a Stabilized Loan or (ii) a Transition Loan.

“Purchased Loans” shall mean (i) with respect to any Transaction, the Eligible Loan or Eligible Loans sold by the applicable Series Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer, together with all Purchased Loan Documents, Servicing Agreements, Servicing Records, Servicing Rights, insurance, collection and escrow accounts and Hedging Transactions relating to any such Eligible Loans.

“Qualified Institutional Lender” shall mean one or more of the following:

(a)           an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, in any case, which satisfies the Eligibility Requirements, or

(b)           an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, in any case, which satisfies the Eligibility Requirements, or

(c)           an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) of this definition which satisfies the Eligibility Requirements, or

(d)           any entity Controlled by any of the entities described in clauses (a), (b) or (c) of this definition, or

(e)           a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy-remote entity that contemporaneously pledges its interest in a Junior Interest to a Qualified Trustee) in connection with (i) a securitization of, (ii) the creation of collateralized debt obligations (“CDO”)

secured by, or (iii) a financing through an “owner trust” of, a Junior Interest (any of the foregoing, a “Securitization Vehicle”), provided that either (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the applicable Rating Agencies, (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer for such Securitization Vehicle has the applicable required special servicer ratings from each of the applicable Rating Agencies at the time of the Transfer (such entity, an “Approved Servicer”), and such Approved Servicer is required to service and administer the applicable Junior Interest in accordance with servicing arrangements for the assets held by the Securitization Vehicle, which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a Qualified Trustee or a CDO Asset Manager that is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clause (a), (b), (c) or (d) of this definition.

(f)            an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (a), (b), (c) or (d) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle and provided that at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(g)           any Person that is a Qualified Transferee (pursuant to any of the foregoing clauses) but is acting in any agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in such lending syndicate (by loan balance or committed loan amounts) are Qualified Institutional Lenders under clause (a), (b), (c) or (d) of this definition.

“Qualified Servicing Expenses” shall mean any fees and expenses payable to any third-party Servicer that is not an Affiliate of Seller, which fees and expenses are netted by such Servicer out of collections pursuant to a Servicing Agreement that has been approved by Buyer in its reasonable discretion, and which Servicer shall have entered into a Servicer Notice and Agreement substantially in the form attached hereto as Exhibit IX attached hereto.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation, or (iii) an institution whose long-term senior unsecured debt is rated in either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar Credit Ratings, LLC, DBRS, Inc., Standard & Poor’s Ratings Services, Moody’s Investor Services, Inc., Kroll Bond Ratings and Fitch Ratings,

in each case, together with their respective successors-in-interest, or, if any of such entities shall for any reason no longer perform the function of a securities rating agency, any other nationally recognized statistical rating agency designated by Buyer.

“Real Estate Settlement Procedures Act” shall mean the Real Estate Settlement Procedures Act of 1974, 12 U.S.C. §§ 2601 et seq.

“Register” shall have the meaning specified in Section 18(c) of this Agreement.

“Registrar” shall have the meaning specified in Section 18(c) of this Agreement.

“REIT” shall mean a Person satisfying the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code and qualifying as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Remittance Date” shall mean the nineteenth (19th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Repurchase Date” shall have the meaning set forth in the Letter Agreement..

“Repurchase Obligations” shall have the meaning specified in Section 6.

“Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (i) the Purchase Price of such Purchased Loan, (ii) the accrued but unpaid Price Differential with respect to such Purchased Loan as of the date of such determination, and (iii) all amounts payable to any Affiliated Hedge Counterparty in connection with the termination of any Affiliated Hedging Transaction if such Affiliated Hedging Transaction is being terminated on or about such date, minus any cash actually received by Buyer in respect of the Repurchase Price of such Transaction pursuant to Sections 3(k), 4(b), 5(c)(iii), 5(d)(iii), 5(d)(vi), 5(e)(iii) and 5(f)(iii) of this Agreement.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

“Reserve Requirement” shall mean, with respect to any Pricing Rate Period, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Rate Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies.

“SDN List” shall have the meaning specified in the definition of Prohibited Person.

“SEC” shall have the meaning specified in Section 23(a).

“Securitization Extension Event” shall mean, with respect to any Purchased Loan, the failure of Seller to repurchase such Purchase Loan within twelve (12) months following the applicable Purchase Date for such Purchased Loan, unless otherwise waived by Buyer.

“Securitization Failure Event” shall mean the failure of any Purchased Loan to be included in a Buyer Securitization (as defined in the Letter Agreement) following the distribution to investors of offering materials relating to such Buyer Securitization for which the pool of mortgage loans proposed to be included in such Buyer Securitization includes the applicable Purchased Loan.

“Seller” shall have the meaning specified in the introductory paragraph of this Agreement.

“Senior Interest” shall mean (a) a senior participation interest, or (b) an A-Note.

“Senior Interest Documents” shall mean, for any Senior Interest, the A-Note or participation certificate, as applicable, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to the priority, rights or obligations of such Senior Interest and the applicable Junior Interest.

“Senior Interest Side Letter” shall mean a letter agreement to be entered into on or before the Purchase Date of any Senior Interest hereunder (unless Buyer agrees, in its sole discretion, to waive such requirement with respect to such Senior Interest) among Seller or any Affiliate of Seller that holds the related Junior Interest (or any portion thereof) and Buyer, in form and substance reasonably acceptable to Buyer, pursuant to which the parties shall agree: (a) that any Transfer by such holder of the related Junior Interest (or such portion thereof) or any interest therein shall be subject to the provisions of Section 10(q) hereof, and (b) that for so long as the related Junior Interest (or such portion thereof) is held by Seller or an Affiliate of Seller, notwithstanding anything to the contrary contained in the Senior Interest Documents, upon Buyer’s exercise of any of its remedies with respect to the applicable Senior Interest pursuant to Sections 13(b)(iii) or 13(c)(iii) of this Agreement after the occurrence of an Event of Default, such holder of the related Junior Interest (or portion thereof) shall not be entitled to (i) appoint or replace, or consent to the appointment or replacement of, the servicer or special servicer for the related mortgage loan, (ii) consent or approve of any major decisions with respect to the mortgage loan or exercise any other rights of a “controlling holder” or “operating advisor” under the Senior Interest Documents, (iii) exercise any additional cure rights with respect to any Purchased Loan Event of Default or default under any Purchased Loan Documents that are granted to the holder of a Junior Interest pursuant to the applicable Senior Interest Documents; provided that the foregoing shall not restrict Seller from exercising any of Seller’s cure rights with respect thereto provided under this Agreement or the other Transaction Documents or (iv) exercise any right to purchase the related Senior Interest at a purchase price that is less than the sum of all amounts which would be payable by the Mortgagor pursuant to the Purchased Loan Documents during the continuance of a Purchased Loan Event of Default.

“Series Seller” shall have the meaning specified in the introductory paragraph of this Agreement.

“Servicer” shall mean the servicer under any Servicing Agreement.

“Servicer Notice and Agreement” shall have the meaning specified in Section 28(a)

“Servicing Agreement” shall have the meaning specified in Section 28(a).

“Servicing Records” shall have the meaning specified in Section 28(b).

“Servicing Rights” shall mean Seller’s right, title and interest in and to any and all of the following, in each case as the same may be subject to the terms of any applicable Servicing Agreements and the provisions of the documentation for the applicable Purchased Loans:  (a) any and all rights of Seller to service the Purchased Loans or to appoint (or terminate the appointment of) any third party as servicer of the Purchased Loans; (b) any payments to or monies received by or payable to Seller (as opposed to any third-party servicer) as compensation for servicing the Purchased Loans (including, without limitation, workout fees, consent fees, liquidation fee, late fees, penalties or similar amounts payable to Seller); (c) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller (individually or as servicer) thereunder (including all rights to set the compensation of any third-party servicer); (d) the right, if any, to appoint a special servicer or liquidator of the Purchased Loans; and (e) all rights of Seller to give directions with respect to the management and distribution of any collections, escrow accounts, reserve accounts or other similar payments or accounts in connection with the Purchased Loans.

“SIPA” shall have the meaning specified in Section 23(a).

“Sponsor” shall mean, individually and collectively as the context may require, Trust, and Operating Partnership.

“Stabilized Loan” shall mean an Eligible Loan which is stabilized as determined by Buyer in its sole and absolute discretion based upon all facts and circumstances considered relevant by Buyer at the time of purchase.

“Stabilized Loan Applicable Spread” shall have the meaning set forth in the Letter Agreement.

“Stabilized Loan Maximum Original Purchase Percentage” shall mean, with respect to any Stabilized Loan, the lesser of (i) the percentage rate (rounded to the next highest hundredth of a percent), expressed as a fraction, (A) the numerator of which is the Stabilized Loan Maximum Original Purchase Amount and (B) the denominator of which is the Market Value of such Stabilized Loan as of the Purchase Date therefor and (ii) seventy-five (75%).

“Stabilized Loan Maximum Original Purchase Amount” shall mean, with respect to any Stabilized Loan, an amount equal to the product of (i) sixty percent (60%) and (ii) the underwritten value of the related Mortgaged Property securing such Stabilized Loan as of the Purchase Date, as determined by Buyer in its sole and absolute discretion.

“Supplemental Due Diligence List” shall mean, with respect to any New Collateral, information or deliveries concerning the New Collateral that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the property is located) survey of a Mortgaged Property prepared by a registered independent surveyor or engineer and in form and content reasonably satisfactory to Buyer and the company issuing the title policy for such Mortgaged Property.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction” shall have the meaning specified in Section 1.

“Transaction Conditions Precedent” shall mean, with respect to each proposed Transaction,

(i)                                     no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

(ii)                                  Seller shall have certified to Buyer in writing the acquisition cost of such asset (or, in the case of any asset purchased from an Affiliate, the original acquisition cost of such asset at the time it was acquired by an Affiliate of Seller from a non-Affiliate) (including therein reasonable supporting documentation required by Buyer, if any) or if such loan was originated by Seller, the outstanding principal balance of such loan;

(iii)                               Seller shall have delivered to Buyer all information which Seller believes to be reasonably necessary for Buyer to make an informed business decision with respect to the purchase of such Purchased Loan and Seller shall have certified to Buyer that Seller has no knowledge of any material information concerning the related Purchased Loan which is not reflected in the related Diligence Materials or otherwise disclosed to Buyer in writing;

(iv)                              the representations and warranties made by Seller or Sponsor in any of the Transaction Documents (including the Purchased Loan Representations with respect to the Eligible Loans then being transferred, subject to any exceptions to such representations and warranties disclosed in writing by Seller to Buyer which are approved by Buyer in its sole and absolute discretion and set forth on Schedule 3 to the Confirmation for such

Eligible Loan)  shall be true and correct in all material respects as of the Purchase Date for such Transaction (except to the extent such representations and warranties are made as of a particular date);

(v)                                 Seller has paid all expenses of Buyer (subject to Section 27 below) then due and payable (which, upon the agreement of Buyer and Seller, may be held back from funds remitted to Seller by Buyer);

(vi)                              Seller has satisfactorily completed its “Know Your Customer” and OFAC diligence (as to the related Mortgagor, guarantor and all other related parties, as determined by Buyer) and the results of such diligence shall be acceptable to Buyer in its sole discretion;

(vii)                           the Servicer of the related Purchased Loan shall have entered into a Servicer Notice and Agreement substantially in the form attached hereto as Exhibit IX;

(viii)                        Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that the assets proposed to be sold to Buyer by Seller in the related Transaction are Eligible Loans and (B) obtained internal credit approval for the inclusion of such Eligible Loan as a Purchased Loan in a Transaction;

(ix)                              Master Seller shall have established the Series Seller which will be entering the proposed Transaction and executed and/or delivered to Buyer a Joinder Agreement with respect to such Series Seller and any organizational documents and amendments and any other documents and agreements required in connection with such new Series Seller or the proposed Transaction under Section 3(n); and

(x)                                 any other conditions as may be reasonably required by Buyer.

“Transaction Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute a Transaction Event of Default.

“Transaction Documents” shall mean, collectively, this Agreement, the Letter Agreement, the Guaranty, the Custodial Agreement, the Controlled Account Agreement, the Member Guaranty, all Confirmations and Joinder Agreements executed pursuant to this Agreement in connection with specific Purchased Loans, the Servicing Agreement(s), and any and all other documents and agreements executed and delivered by Seller and/or Sponsor in connection with this Agreement or any Transactions hereunder, as each may be amended, modified and/or restated from time to time.

“Transaction Event of Default” shall have the meaning set forth in Section 13(a)(II).

“Transfer” shall have the meaning specified in Section 10(b).

“Transition Loan” shall mean an Eligible Loan which is not designated as a Stabilized Loan by Buyer in its sole and absolute discretion as of the related Purchase Date, but which Buyer elects to purchase pursuant to a Transaction hereunder, in its sole and absolute discretion; provided, however, Seller shall have the option of resubmitting any Transition Loan for review by Buyer in accordance with the procedures set forth in Section 3 of this Agreement, and Buyer may, in its sole and absolute discretion, elect to reclassify such Transition Loan as a Stabilized Loan, and in such event Seller and Buyer shall enter into an amended and restated Confirmation setting forth the updated terms of the applicable Transaction.

“Transition Loan Applicable Spread” shall have the meaning set forth in the Letter Agreement.

“Transition Loan Maximum Original Purchase Percentage” shall mean, with respect to any Transition Loan, the lesser of (i) the percentage rate (rounded to the next highest hundredth of a percent), expressed as a fraction, (A) the numerator of which is the Transition Loan Maximum Original Purchase Amount and (B) the denominator of which is the Market Value of such Stabilized Loan as of the Purchase Date therefor and (ii) sixty percent (60%).

“Transition Loan Maximum Original Purchase Amount” shall mean, with respect to any Transition Loan, an amount equal to the product of (i) forty-five percent (45%) and (ii) the underwritten value of the related Mortgaged Property securing such Stabilized Loan as of the Purchase Date, as determined by Buyer in its sole and absolute discretion.

“Treasury Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Trust” shall mean NorthStar Real Estate Income Trust, Inc., a Maryland corporation.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party reasonably acceptable to Buyer.

“Truth in Lending Act” shall mean the Truth in Lending Act of 1968, 15 U.S.C. §§1601 et seq.

“UCC” shall have the meaning specified in Section 6 of this Agreement.

“Underlying Purchased Loan Reserves” shall mean, with respect to any Purchased Loan, the escrows, reserve funds or other similar amounts properly retained in accounts maintained by the Servicer of such Purchased Loan unless and until such funds are, pursuant to and in accordance with the terms of the related Purchased Loan Documents, either (i) released or otherwise available to Seller (but not if such funds are used for the purpose for which they were maintained), or (ii) released to the related Mortgagor.

“Underwriting Issues” shall mean, with respect to any Collateral as to which Seller intends to request a Transaction, all material information that has come to Seller’s attention that,

based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Collateral in question.

(b)           Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular paragraph, section, subsection, or clause contained in this Agreement.  Each of the definitions set forth in Section 2 hereof shall be equally applicable to both the singular and plural forms of the defined terms.  Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time.

3.             INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION

(a)           Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the Transaction Conditions Precedent set forth herein), Buyer may enter into Transactions from time to time in its sole and absolute discretion pursuant to written request at the initiation of Master Seller as provided in this Agreement.  Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Master Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller in accordance with Exhibit VIII attached hereto, which may be amended from time to time by Buyer in its sole and absolute discretion.  Buyer shall have the right to review all Eligible Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Loans as Buyer determines in its sole and absolute discretion.  Buyer shall be entitled to make a determination, in its sole and absolute discretion, whether it shall or shall not purchase any or all of the Eligible Loans proposed to be sold to Buyer by Seller.  In addition, Buyer shall not be required to enter into any Transaction if an Event of Default has occurred and is continuing with respect to any Transaction Documents.

(b)           Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent shall have been either satisfied, as determined by Buyer in its sole and absolute discretion exercised in good faith, or affirmatively waived by Buyer in writing, Buyer shall promptly deliver to Master Seller a written confirmation (which shall also be in electronic form) in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”).  Such Confirmation shall describe each Purchased Loan to be included in such Transaction, shall identify Buyer and the applicable Series Seller for such Transaction, and shall set forth:

(i)                                     the Purchase Date,

(ii)                                  the Principal Balance,

(iii)                               the Actual Original Purchase Percentage,

(iv)                              the Maximum Original Purchase Percentage,

(v)                                 the Purchase Price,

(vi)                              the Repurchase Date,

(vii)                           the initial Pricing Rate (including the Applicable Spread) applicable to the Transaction,

(viii)                        the Purchased Loan Type,

(ix)                              if such Purchased Loan is hedged under a Hedging Transaction, whether such Hedging Transaction is an Affiliated Hedging Transaction; and

(x)                                 any additional terms or conditions not inconsistent with this Agreement.

With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Pricing Rate Determination Date for the next succeeding Pricing Rate Periods for such Transaction.  Buyer or its agent shall, in accordance with the terms of this Agreement, determine the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such Pricing Rate Determination Date.

(c)           Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transactions covered thereby unless specific objection is made by Seller no more than three (3) Business Days after the date thereof (unless such period is waived in writing by Seller).  In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.  An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than three (3) Business Days after such Confirmation is received by Seller (unless such period is waived in writing by Seller).

(d)           Except upon the occurrence and during the continuance of an Event of Default, Master Seller, on behalf of the applicable Series Seller, shall be entitled to terminate any Transaction on demand, in whole or in part, and repurchase any or all of the Purchased Loans subject to such Transaction (each an “Early Repurchase”) on any Business Day prior to the Repurchase Date therefor (an “Early Repurchase Date”); provided, however, that:

(i)                                     Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loan(s) no later than five (5) Business Days prior to such Early Repurchase Date, which notice shall be revocable by Seller at any time up to one (1) Business Day prior to such Early Repurchase Date; and

(ii)                                on such Early Repurchase Date, the applicable Series Seller (or Master Seller on behalf of such Series Seller) pays to Buyer an amount equal to the sum of the Repurchase Price for such Transaction, and any other amounts payable under this Agreement (including, without limitation, any amounts payable under Section 3(h) of this Agreement) with respect to such Transaction against transfer to the applicable Series Seller or its agent of such Purchased Loan(s); and

(iii)                             on such Early Repurchase Date, Seller shall have paid any amounts then due and owing to Buyer hereunder.

(e)                                  On the applicable Repurchase Date for any Transaction, termination of such Transaction will be effected by transfer to the applicable Series Seller or its agent of the applicable Purchased Loan(s) and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Master Seller, such Series Seller or any other Series Seller pursuant to Section 5 of this Agreement), against the simultaneous transfer of the Repurchase Price for such Transaction to an account of Buyer.

(f)                                   If prior to the first day of any Pricing Rate Period with respect to the Transaction, (i) Buyer shall have determined in its sole and absolute discretion exercised in good faith (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Rate Period, or (ii) the LIBO Rate determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer in good faith) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy, e-mail or telephonic notice (with written notice to follow on the next Business Day after any telephonic notice) thereof to Seller as soon as practicable thereafter; provided, however, that in making any such determination Buyer shall not treat Seller differently than similarly-situated customers in Buyer’s other commercial real estate repurchase facilities.  If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Prime Rate plus the Applicable Spread (the “Alternative Rate”).

(g)                                  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Transaction Documents, the Buyer shall give telecopy, e-mail or telephonic notice (with written notice to follow on the next Business Day after any telephonic notice) thereof to Seller as soon as practicable thereafter, and (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing

Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) of this Agreement.

(h)                                 Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out of pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable actual attorneys’ fees and disbursements) which Buyer may sustain or incur as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) of a termination of a Transaction, (ii) any payment of the Repurchase Price for any Purchased Loan on any day other than a Remittance Date or the applicable Repurchase Date for such Purchased Loan (including, without limitation, any actual out-of-pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained) or (iii) conversion of the Transaction to an Alternative Rate Transaction pursuant to Section 3(f) of this Agreement on a day which is not the last day of the then current Pricing Rate Period.  A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be prima facie evidence of the information set forth therein.

(i)                                     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i)                                   shall subject Buyer to any Tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (in each case except for (A) Excluded Taxes and (B) Taxes for which Buyer is entitled to Additional Amounts under Section 29);

(ii)                                shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii)                             shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in its sole and absolute discretion exercised in good faith, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable (in the case of Taxes, in an amount such that, after deduction of the applicable Tax, Buyer receives the amount to which it would have been entitled if no Tax were deductible); provided, however, that in determining whether to make any demand for payment of additional amounts by Seller under this Section 3(i), Buyer shall not treat Seller differently than similarly-situated customers in Buyer’s other commercial real estate repurchase facilities.  If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(i), it shall, within ten (10) Business Days of such event, notify Seller in writing of the event by reason of which it has become so entitled.  Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts.

(j)                                    If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital to be held by Buyer in respect of any Transaction hereunder or reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, however, that in determining whether to make any demand for payment of additional amounts by Seller under this Section 3(j), Buyer shall not treat Seller differently than similarly-situated customers in Buyer’s other commercial real estate repurchase facilities.  Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts.

(k)                                 Master Seller, on behalf of any Series Seller, shall have the right at any time, upon one (1) Business Day prior notice to Buyer, to transfer cash to Buyer for the purpose of reducing the Repurchase Price of, but not terminating, the Transaction to which such Series Seller is a party.

(l)                                     Upon the occurrence of a Mandatory Early Repurchase Event with respect to any Purchased Loan, Buyer may, upon written notice to the applicable Series Seller, accelerate the Repurchase Date of such Purchased Loan to the date (the “Mandatory Early Repurchase Date”) which is three (3) Business Days following such notice, and require that the applicable Series Seller repurchase such Purchased Loan from Buyer on such Mandatory Early Repurchase Date (a “Mandatory Early Repurchase”), which repurchase by the applicable Series Seller shall be conducted pursuant to and in accordance with Section 3(d).

(m)                             If Buyer shall exercise its rights under Sections 3(f), 3(g), 3(i) or 3(j), then Seller shall have the right, at any time thereafter (unless Buyer has at such time waived any claims pursuant to such Sections or such Sections no longer apply) to terminate this Agreement or all Transactions hereunder and, in connection with any such termination, notwithstanding anything to the contrary contained herein or in any other Transaction Document, there shall be no exit fee or prepayment fee or premium due.

(n)                                 On or before the Purchase Date for any Transaction, Member shall establish, pursuant to the provisions of the Master Seller LLC Agreement and in accordance with Delaware law, a new Series Seller to enter into such Transaction pursuant to the related Confirmation, and deliver copies of the completed Schedule C to the Master Seller LLC Agreement with respect to such Series Seller and same shall be reasonably acceptable to Buyer.  On or prior to the Purchase Date for any Transaction, (i) Master Seller and such new Series Seller shall execute and deliver to Buyer a joinder agreement substantially in form attached hereto as Exhibit XI (a “Joinder Agreement”) pursuant to which such Series Seller shall be added as a party hereto and to the other Transaction Documents and any other documents and agreements as Buyer may reasonably require with respect to such Series Seller or in connection with such Transaction and (ii) if required by Buyer in its sole discretion, Buyer shall have filed UCC financing statements in all applicable filing offices with respect to such new Series Seller, which UCC financing statements shall be in form and substance satisfactory to Buyer and may describe the collateral as “All assets of [such new Series Seller], whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words to that effect, and any limitations on such collateral description.

4.                                      MANDATORY AMORTIZATION

(a)                                 Upon the occurrence and during the continuance of a Credit Event with respect to any Purchased Loan, Buyer shall determine the Maximum Repurchase Price of such Purchased Loan on each Business Day during the existence of a Credit Event, and shall determine (i) the amount, if any, by which such Maximum Repurchase Price exceeds the Repurchase Price (excluding Price Differential) for such Purchased Loan (a “Mandatory Amortization Amount”).

(b)                                 If at any time a Mandatory Amortization Amount exists with respect to a Purchased Loan, then Buyer may, by notice (a “Mandatory Amortization Notice”) to the applicable Series Seller, require the applicable Series Seller to transfer to Buyer cash in the amount of the Mandatory Amortization Amount for such Purchased Loan by no later than the Mandatory Amortization Deadline on the date that is three (3) Business Days following the date of receipt of such Mandatory Amortization Notice.  Notwithstanding the foregoing, in the event that, at the time a Mandatory Amortization Notice is delivered by Buyer, any Eligible Loan has been approved for purchase by Buyer and a Confirmation has been issued therefor (or will be approved and a Confirmation issued therefor within three (3) Business Days following the date of receipt of the applicable Mandatory Amortization Notice), then, subject to Buyer’s approval in its sole and absolute discretion, Seller may elect to apply a portion of the applicable Purchase Price to be paid by Buyer for such new Purchased Loan against the outstanding Mandatory Amortization Amount. The applicable Series Seller’s failure to pay any Mandatory Amortization Amount as required by this paragraph shall constitute a Transaction Event of Default with respect to the applicable Transaction under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 13(c) of this Agreement.

(c)                                  The failure of, or delay by, Buyer, on any one or more occasions, to exercise its rights under Section 4(b) of this Agreement shall not (i) change or alter the terms and conditions to which this Agreement is subject, (ii) limit the right of Buyer to do so at a later date, (iii) limit Buyer’s rights under this Agreement or otherwise existing by law, or (iv) in any way create additional rights for Buyer.

(d)                                 If Master Seller and/or any applicable Series Sellers transfer cash to Buyer on account of Mandatory Amortization Amounts relating to more than one Purchased Loan, but such cash is insufficient to fully satisfy such Mandatory Amortization Amounts, Buyer shall have the right to designate the Purchased Loan(s) and Mandatory Amortization Amount(s) to which such payments shall be applied, in its sole and absolute discretion.

(e)                                  Notwithstanding anything contained in Section 16 to the contrary, notice of a Mandatory Amortization Amount may be delivered by Buyer via email, without the need to also deliver such notice by one of the other means set forth in Section 16, and shall be deemed received upon the sending of such email; provided, that any such email notice to Master Seller shall be required to (i) be sent to the parties designated by Master Seller as “Mandatory Amortization Notice Parties” on Annex I attached hereto or such other parties as may be substituted for such parties listed on Annex I by Master Seller from time to time by written notice to Buyer delivered in accordance with Section 16, (ii) be marked “high priority”, and (iii) include in the subject line thereof the following caption: “MANDATORY AMORTIZATION NOTICE”;  provided, further, that the transmitting party did not receive an electronic notice of a delivery failure to two (2) or more of such parties.

5.                                      INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a)                                 On each Remittance Date, each Series Seller shall be obligated to pay to Buyer (to the extent not paid on such date through the distributions required pursuant to Sections 5(c), (d) and (e) hereof) the accrued but unpaid Price Differential for its applicable Transaction(s) due as of such Remittance Date (along with any other amounts then due and payable), by wire transfer in immediately available funds.  A Cash Management Account shall be established by Master Seller, on behalf of itself and each Series Seller, at the Depository.  Buyer shall have sole dominion and control over the Cash Management Account until the termination of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith.  All Available Income in respect of the Purchased Loans shall be deposited by Master Seller and each Series Seller or the applicable Servicer directly into the Cash Management Account without any further action of Buyer.  All such amounts transferred into the Cash Management Account shall be remitted by the Depository in accordance with the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 13(b)(iii) and 13(c)(iii) of this Agreement.

(b)                                 Seller shall cause the Servicer of each Purchased Loan to enter into a Servicer Notice and Agreement in the form attached as Exhibit IX to this Agreement, which provides, inter alia, that the Servicer shall deposit all Available Income with respect to such Purchased Loan into the Cash Management Account.  If a Servicer forwards any Available Income with respect to a Purchased Loan to Master Seller or any Series Seller rather than directly to the Cash Management Account, Master Seller shall (i) redeliver an executed copy of the Servicer Notice and Agreement to the applicable Servicer, and make other commercially reasonable efforts to cause such Servicer to forward such amounts directly to the Cash Management Account, (ii) hold such amounts in trust for the benefit of Buyer and (ii) immediately deposit in the Cash Management Account any such amounts.

(c)                                  So long as no Event of Default shall have occurred and be continuing, all Available Income received by the Depository in respect of the Purchased Loans (other than

Principal Payments and net sale proceeds) during each Collection Period shall be applied by the Depository on the related Remittance Date as in the following order of priority:

(i)                                   first, to remit to (a) the Custodian an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) the Depository an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement;

(ii)                                second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Remittance Date;

(iii)                             third,  to make a payment to Buyer on account of any outstanding and unpaid Mandatory Amortization Amount;

(iv)                            fourth, to remit to any Affiliated Hedge Counterparty (a) any periodic payments due and payable on any Affiliated Hedging Transaction and (b) upon the termination of any Affiliated Hedging Transaction, any termination payment or other amounts due and payable to the Affiliated Hedge Counterparty under the terms of the Affiliated Hedging Transaction;

(v)                               fifth, to remit to Buyer on account of any unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents; and

(vi)                            sixth, to remit to Master Seller, on behalf of all applicable Series Sellers, the remainder, if any.

(d)                                 So long as no Event of Default or Amortization Event shall have occurred and be continuing, (A) any unscheduled Principal Payment and all net sale proceeds in respect of a Purchased Loan which is a portion of the Available Income received by the Depository during each Collection Period shall be applied by the Depository on the Business Day following the day on which such funds are deposited in the Cash Management Account and (B) any scheduled Principal Payment shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i)                                   first, to remit to (a) the Custodian in an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) the Depository in an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement (in each case, to the extent not paid pursuant to Section 5(c)(i) above);

(ii)                                second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the

Purchased Loans as of such Remittance Date (to the extent not paid pursuant to Section 5(c)(ii) above);

(iii)                             third, to make a payment to Buyer on account of any Mandatory Amortization Amount (to the extent not paid pursuant to Section 5(c)(iii) above);

(iv)                            fourth, to remit to any Affiliated Hedge Counterparty (a) any periodic payments due and payable on any Affiliated Hedging Transaction and (b) upon the termination of any Affiliated Hedging Transaction, any termination payment or other amounts due and payable to the Affiliated Hedge Counterparty under the terms of the Affiliated Hedging Transaction (to the extent not paid pursuant to Section 5(c)(iv) above);

(v)                               fifth, to remit to Buyer on account of any unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents (to the extent not paid pursuant to Section 5(c)(v) above);

(vi)                            sixth, to make a payment to Buyer on account of the Repurchase Price of each of the Purchased Loans in respect of which such Principal Payment(s) have been received, in an amount equal to the product of (A) the difference between (1) such Principal Payment(s) minus (2) the aggregate amount paid pursuant to Sections 5(d)(i) through 5(d)(v) above and (B) the respective Allocable Percentages applicable thereto; and

(vii)                         seventh, to remit to Master Seller, on behalf of all applicable Series Sellers, the remainder of such Principal Payment or net sale proceeds.

(e)                                  If an Event of Default shall have occurred and be continuing, all Available Income (including Principal Payments) received by Buyer or the Depository in respect of the Purchased Loans during each Collection Period shall be applied by Buyer or the Depository on the Business Day following the day on which such funds are deposited in the Cash Management Account as follows:

(i)                                   first, to remit to (a) the Custodian in an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) the Depository in an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement;

(ii)                                second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

(iii)                             third, to make a payment to Buyer in an amount equal to (a) the Repurchase Price of each of the Purchased Loans if a Facility Event of

Default exists (which amount may be allocated by Buyer to one or more of the Purchased Loans in such amounts as Buyer may determine in its sole and absolute discretion), or (b) the Repurchase Price of each of the Purchased Loans with respect to which a Transaction Event of Default has occurred and is continuing (but no Facility Event of Default then exists), in each case until the Repurchase Price for each of such Purchased Loans has been reduced to zero; provided, however, that any amounts under this Section 5(e)(iii) representing Principal Payments received by Buyer or Depository shall be allocated (x) first, to the Repurchase Price of the applicable Purchased Loan in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Loan has been reduced to zero, and (y) second, any remaining portion of such Principal Payment shall be allocated in accordance with clause (a) or (b), as applicable, of this Section 5(e)(iii);

(iv)                            fourth, to remit to any Affiliated Hedge Counterparty (a) any periodic payments due and payable on any Affiliated Hedging Transaction and (b) upon the termination of any Affiliated Hedging Transaction, any termination payment or other amounts due and payable to the Affiliated Hedge Counterparty under the terms of the Affiliated Hedging Transaction;

(v)                               fifth, to remit to Buyer in an amount equal to any unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents; and

(vi)                            sixth, to remit to Master Seller the remainder, if any.

(f)                                   If an Amortization Event shall have occurred and be continuing (and provided that no Event of Default shall exist), (A) any unscheduled Principal Payment and all net sale proceeds in respect of a Purchased Loan which is a portion of the Available Income received by the Depository during each Collection Period shall be applied by the Depository on the Business Day following the day on which such funds are deposited in the Cash Management Account and (B) any scheduled Principal Payment shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i)                                   first, to remit to (a) the Custodian in an amount equal to any accrued and unpaid custodial fees and expenses due and payable under the Custodial Agreement, and (b) the Depository in an amount equal to any accrued and unpaid fees and expenses due and payable under the Controlled Account Agreement (to the extent not paid pursuant to Section 5(e)(i) above);

(ii)                                second, to remit to Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day (to the extent not paid pursuant to Section 5(c)(ii) above);

(iii)                             third, to make a payment to Buyer in an amount equal to the applicable Amortization Event Amount with respect to such Principal Payment, which Amortization Event Amount shall be allocated by Buyer (a) first, to the Repurchase Price of the respective Purchased Loan in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Loan has been reduced to zero, and (b) second, any remaining portion of such Amortization Event Amount, to the Repurchase Price(s) of one or more of the other Purchased Loans in such amounts as Buyer may determine in its sole and absolute discretion;

(iv)                            fourth, to remit to any Affiliated Hedge Counterparty (a) any periodic payments due and payable on any Affiliated Hedging Transaction and (b) upon the termination of any Affiliated Hedging Transaction, any termination payment or other amounts due and payable to the Affiliated Hedge Counterparty under the terms of the Affiliated Hedging Transaction (to the extent not paid pursuant to Section 5(c)(iv) above);

(v)                               fifth, to remit to Buyer in an amount equal to any unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due and payable from Seller under this Agreement or the other Transaction Documents (to the extent not paid pursuant to Section 5(c)(v) above); and

(vi)                            sixth, to remit to Master Seller the remainder, if any.

(g)                                  Notwithstanding that each Series Seller shall be responsible for its own Available Income, the distribution and allocation of Available Income in accordance with the foregoing provisions of this Section 5 may, for administrative convenience, be accomplished on an aggregate basis for all Series Sellers.  In the event that the amounts remitted pursuant to Sections 5(c), (d), (e) and (f) above on any Remittance Date are insufficient to pay the accrued Price Differential due with respect to each of the Transactions at the respective Pricing Rates as of such Remittance Date (along with any other amounts then due and payable and any amounts due to any Affiliated Hedge Counterparties with respect to Affiliated Hedging Transactions), then Buyer, in its sole and absolute discretion, shall determine each Series Seller which had insufficient Available Income to pay all accrued and unpaid Price Differential at the applicable Pricing Rate as of such Remittance Date and any applicable Mandatory Amortization Amount payments related to the Transaction(s) to which such Series Seller is a party (together with any amounts due to any Affiliated Hedge Counterparty with respect to any Approved Transaction relating to such Transaction and such Series Seller’s share of the custodial fees and any other joint expenses allocated ratably according to the Available Income received by each of the Series Sellers) and deliver notice (which may be delivered via email) to Master Seller, on behalf of each of the Series Sellers, on the Remittance Date of the portion of such Cash Flow Deficiency payable by the respective Series Sellers.  Each applicable Series Seller shall be required to pay the portion of the Cash Flow Deficiency allocable to such Series Seller (as set forth in such notice from Buyer) to Buyer and/or the Affiliated Hedge Counterparty, by wire transfer in immediately available funds within one (1) Business Day after such Remittance Date.  If any Series Seller shall fail to pay the portion of the Cash Flow Deficiency due from such Series Seller within one (1) Business Day after such Remittance Date, such failure shall constitute a

Transaction Event of Default with respect to the Transaction(s) to which each such Series Seller is a party.

(h)                                 All Underlying Purchased Loan Reserves for any Purchased Loan must be held with the applicable Servicer in accordance with Section 28 in segregated accounts held for the benefit of Seller or otherwise subject to control agreements approved by the Buyer.  In the event that no Servicer holds any such Underlying Purchased Loan Reserves for a Purchased Loan and Seller would otherwise hold the Underlying Purchased Loan Reserves directly, it shall forward such Underlying Purchased Loan Reserves to the Cash Management Account to be held and applied in accordance with the Purchased Loan Documents.

6.                                      SECURITY INTEREST

Buyer and Seller intend, for all purposes other than those described in Section 22(e), that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans.  However, in the event any such Transaction is deemed to be a loan (except in the case of the grant of security interests by Seller under clause (b) below, which shall be unconditional as of the date hereof), Master Seller, on behalf of itself and with respect to each Series Seller, hereby pledges all of its right, title, and interest in, to and under and grants a lien on, and security interest in (which lien and security interest shall be of first priority), all of its right, title, and interest in the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents (the “Repurchase Obligations”) (it being understood that the grant of security interest in any items described below which are otherwise sold to Buyer pursuant to any Transaction hereunder is made to secure Buyer’s interest therein in the event any such Transaction is deemed to be a loan):

(a)                                 the Purchased Loans, Servicing Agreements, Servicing Records, Servicing Rights, insurance relating to the Purchased Loans, all Affiliated Hedging Transactions related to the Purchased Loans and collection and escrow accounts relating to the Purchased Loans;

(b)                                 the Cash Management Account and all monies from time to time on deposit in the Cash Management Account;

(c)                                  all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and

(d)                                 all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

Buyer’s security interest in a Purchased Loan, or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Purchased Loan, the repurchase thereof in accordance with this Agreement and (ii) in the case of the Collateral as a whole, the termination of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith.  Upon any such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable to evidence the release of Buyer’s lien on and security interest in the applicable Purchased Loan, or the Collateral, as applicable and to return the Purchased Documents for the Purchased Loan to Seller.  For purposes of the grant of the security interest pursuant to Section 6 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”).  Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York.  In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon the filing thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby.

Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any appropriate jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all Purchased Loans or words of similar effect, regardless of whether the description of the Purchased Loans in such financing statements includes every component set forth in the definition, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Seller is an organization, the type of organization and any organization identification number issued to Seller.  Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Without limiting the foregoing, Seller also hereby irrevocably authorizes the Buyer and its counsel to file UCC financing statements in form and substance satisfactory to the Buyer, describing the collateral as “All assets of Seller and all assets of each series of interests now or hereafter established by Seller or its member, in each case, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words to that effect, and any limitations on such collateral description.

7.                                      PAYMENT, TRANSFER AND CUSTODY

(a)                                 On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer to an account of Seller specified in the Confirmation relating to such Transaction of the difference between (i) the Purchase Price for the Purchased Loan(s) minus (ii) any and all fees, costs and expenses including, without limitation, reasonable out-of-pocket attorneys’ fees and disbursements payable to Buyer in connection with such Transaction (if and to the extent that Buyer requires that Seller pay such fees, costs and expenses on the Purchase Date for such Transaction).

(b)                                 On or before such Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV.  In connection with each sale, transfer, conveyance and assignment of a Purchased Loan, on or prior to each Purchase Date with respect to such Purchased Loan, Seller shall deliver or cause to be delivered and released to the Custodian, and shall cause the Custodian to deliver a Trust Receipt on the Purchase Date concerning the receipt of, the following documents (collectively, the “Purchased Loan File”) pertaining to each of the Purchased Loans identified in the Custodial Delivery delivered therewith; provided, that Seller shall deliver a certificate of an Authorized Representative of Seller certifying that any copies of documents delivered represent true and correct copies of the originals of such documents:

(i)                                     The original Mortgage Note (or A-Note with respect to any Senior Interest) (and if applicable, one or more allonges) bearing all intervening endorsements, endorsed “Pay to the order of                    without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:  “[Last Endorsee], formerly known as [previous name]”).

(ii)                                  An original of each guarantee executed in connection with the Mortgage Note (if any).

(iii)                               The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller certifying that such represents a true and correct copy of the original and, that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(iv)                              The originals of all assumption, modification, consolidation or extension of mortgage agreements (if any) with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(v)                                 The original Assignment of Mortgage in blank for each Purchased Loan, in form and substance acceptable for recording in the relevant jurisdiction, and in form and substance otherwise acceptable to Buyer and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(vi)                              The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(vii)                           The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same or irrevocable signed proforma policy.

(viii)                        The original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan (if any).

(ix)                              The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller, certifying that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(x)                                 The originals of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(xi)                              A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller that such financing statements have been sent for filing, and UCC assignments, which UCC assignments shall be in form and substance acceptable for filing.

(xii)                           An environmental indemnity agreement (if any).

(xiii)                        An omnibus assignment in blank (if any).

(xiv)                       For any Senior Interest which is a Participation Interest, the original participation certificate evidencing such Senior Interest endorsed “Pay to the order of              without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Senior Interest was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:  “[Last Endorsee], formerly known as [previous name]”).

(xv)                          For any Senior Interest, the original or a copy of the participation agreement or co-lender agreement, as applicable, and all other Senior Interest Documents executed in connection with the Senior Interest.

(xvi)                       for any Senior Interest, the original Senior Interest Side Letter.

(xvii)                    The original or a copy of the intercreditor or co-lender agreement (if any) executed in connection with the Purchased Loan to the extent the subject borrower, or an affiliate thereof, has encumbered its assets with mezzanine or other subordinate financing in addition to the Purchased Loan.

(xviii)                 A disbursement letter from the Mortgagor to the original mortgagee (if any).

(xix)                       Mortgagor’s certificate or title affidavit (if any).

(xx)                          A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the mortgagee title policy.

(xxi)                       A copy of the Mortgagor’s, and (if applicable) any guarantor’s, opinion of counsel (if any).

(xxii)                    An assignment of permits, contracts and agreements (if any).

(xxiii)                 The original of all letters of credit issued and outstanding in connection with such Purchased Loan, with any modifications, amendments or endorsements necessary to permit Buyer to draw upon them when and if it is contractually permitted to do so pursuant to this Agreement (if any).

(xxiv)                Copies of all documents and agreements evidencing and/or relating to any applicable Affiliated Hedging Transaction together with a duly executed assignment thereof from Seller to Buyer in form and substance reasonably acceptable to Buyer.

(c)                                  In addition, with respect to each Purchased Loan, Seller shall deliver an instruction letter from Seller to the borrower under each Purchased Loan and/or to the sub-servicer with respect to each Purchased Loan, instructing the borrower and/or the sub-servicer, as applicable, to remit all sums required to be remitted to the holder of the Purchased Loan under the related Purchased Loan Documents to the Servicer for deposit in the Applicable Servicer Account or as otherwise directed in a written notice signed by Seller and Buyer; provided, however, no such notice shall be required if the applicable borrower and/or sub-servicer has been instructed to direct all such sums to the Servicer for deposit in the Applicable Servicer Account prior to the applicable Purchase Date for such Purchased Loan.  If the borrower under any Purchased Loan remits any sums required to be remitted to the holder of such Purchased Loan under the related Purchased Loan Documents to Seller or its Affiliate, Seller shall, within one (1)

Business Day after receipt thereof, (i) remit such sums (other than Underlying Purchased Loan Reserves) to the Depository for deposit in the Cash Management Account as set forth in Section 5 hereof or as otherwise directed in the written notice signed by Seller and Buyer, and (ii) deliver (or cause Servicer to deliver) an additional instruction letter from Seller or Servicer, as applicable, to the borrower under the applicable Purchased Loan, instructing the borrower to remit all sums required to be remitted to the holder of the Purchased Loan under the related Purchased Loan Documents to the Servicer for deposit in the Applicable Servicer Account or as otherwise directed in a written notice signed by Seller and Buyer.

(d)                                 From time to time, Seller shall forward to the Custodian additional original documents or additional copies of documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Custodian shall request from time to time.  With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation.  Seller shall deliver such original documents to Buyer or its designee promptly when they are received.  With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to, upon the occurrence and during the continuance of an Event of Default, (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note and (iii) take such other steps as may be reasonably necessary or desirable to enforce Buyer’s rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records.  Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with the Custodian.  The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement.  Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof.  Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan Files not delivered to Buyer or its designee.  The possession of the Purchased Loan Files by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer.  Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan Files only in accordance with written instructions from Buyer and in accordance with the provisions of the Custodial Agreement, unless such release is required as incidental to the servicing of the Purchased Loans, is in connection with a repurchase of any Purchased Loan by Seller or as otherwise required by law.

(e)                                  Unless an Event of Default shall have occurred and be continuing, Seller shall exercise all voting, consent, corporate and decision-making rights with respect to the Purchased

Loans, provided that Seller shall not enter into or take any Material Action without Buyer’s prior written consent thereto, which consent may be given or withheld by Buyer in its sole and absolute discretion. Seller shall not be required to obtain Buyer’s prior consent for any Permitted Purchased Loan Modification, provided that, promptly after entering into any Permitted Purchased Loan Modification, Seller shall send Buyer notice thereof together with copies of all amendments or modifications of the Purchased Loan Documents entered into with respect thereto. Upon the occurrence and during the continuation of a Facility Event of Default, Buyer shall be entitled to exercise all voting, consent, corporate, and decision-making rights with respect to any or all of the Purchased Loans without regard to Seller’s instructions. Upon the occurrence and during the continuation of a Transaction Event of Default, Buyer shall be entitled to exercise all voting, consent, corporate and decision-making rights with respect to the applicable Purchased Loan(s) in respect of which such Transaction Event of Default exists.

8.                                      SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS

(a)                                 Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject, however, to the terms of this Agreement.  Subject to Section 18 of this Agreement, nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Agreement or of Buyer’s obligation to credit or pay Available Income to, or apply Available Income to the obligations of, Seller pursuant to Section 5 hereof.

(b)                                 Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or an Affiliate of Seller.

9.                                      REPRESENTATIONS

(a)                                 Buyer represents and warrants to Seller as follows:

(i)                                   Organization.  Buyer has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents, and the Transactions contemplated hereunder and thereunder.

(ii)                                Due Execution; Enforceability.  The Transaction Documents have been duly executed and delivered by Buyer, for good and valuable consideration.  The Transaction Documents constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)                             Consents.  No consent, approval or other action of, or filing with, any Governmental Authority or any other Person (internal or external) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Seller of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(iv)                            Non-Contravention.  None of the execution and delivery of the Transaction Documents, the consummation by Buyer of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Buyer with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Buyer, (ii) any contractual obligation to which Buyer is now a party or by which it is otherwise bound or to which the assets of Buyer are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Buyer, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Buyer, or (iv) any applicable Requirement of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach would have a Material Adverse Effect upon Buyer’s ability to perform its obligations hereunder.

(b)                                 Seller represents and warrants to Buyer that as of the Closing Date and as of each Purchase Date (and, in the case of the representations and warranties made in Section 9(b)(viii), at all times while this Agreement and any Transaction is in effect); provided that, for purposes hereof, all references to the term “Seller” in this Section 9(b) shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the date the applicable representation and warranty is made or deemed made:

(i)                                   Organization.  Master Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business.  Seller has the power to own and hold the assets it purports to own and hold, to carry on its business as now being conducted and proposed to be conducted, and to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)                                Due Execution; Enforceability.  The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration.  The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)                             Non-Contravention.  None of the execution and delivery of the Transaction Documents, the consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any contractual obligation to which Seller is now a party or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect.  Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Loans and for the performance of its obligations under the Transaction Documents.

(iv)                            Litigation; Requirements of Law.  There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, the Sponsor or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against the Sponsor which, if determined adversely to Seller or Sponsor, could reasonably be expected to result in a Material Adverse Effect.  Seller is in compliance in all material respects with all Requirements of Law applicable to Seller.  Neither Seller nor the Sponsor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)                               No Broker.  Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to any of the Transaction Documents.

(vi)                            Good Title to Purchased Loans.  Immediately prior to the purchase of any Purchased Loan by Buyer from Seller, Seller owned such Purchased Loan free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loan to Buyer and, upon transfer of such Purchased Loan to Buyer, Buyer shall be the owner of such Purchased Loan free of any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement, and subject to the terms and conditions of any participation agreement, co-lender agreement, intercreditor agreement or similar agreement with respect to any Purchased Loan that is a Senior Interest.  In the event that any Transaction is characterized as a secured financing of the related Purchased Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid “security interest” (as defined in Section 1-201(b)(37) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid perfected first priority security interest in such Purchased Loans.

(vii)                         No Default.  No Facility Default or Facility Event of Default exists under or with respect to the Transaction Documents.

(viii)                      Representations and Warranties Regarding the Purchased Loans; Delivery of Purchased Loan File.  Seller represents and warrants to Buyer, with respect to each Purchased Loan sold hereunder and each pool of Purchased Loans sold in a Transaction hereunder, that each of the Purchased Loan Representations applicable to such Purchased Loan are true and correct, except as disclosed to Buyer in writing prior to the Purchase Date for the applicable Purchased Loan and approved by Buyer in its sole and absolute discretion (and, if approved, set forth on Schedule 3 to the Confirmation for such Purchased Loan).  It is understood and agreed that the Purchased Loan Representations shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian) and shall remain true and correct at all times while the related Transaction is in effect.  With respect to each Purchased Loan, the Mortgage Note the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf.  Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian.

(ix)                            Adequate Capitalization; No Fraudulent Transfer.  Seller has, as of the Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.  Seller is not insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of the United States, the State of New York or any other jurisdiction under which Seller is organized or qualified to do business.  Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(x)                               Consents.  No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Seller of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(xi)                            Ownership.  The direct, and to the extent depicted, the indirect, ownership interests in Seller and Sponsor are as set forth on the organizational chart attached hereto as Exhibit VII hereto.

(xii)                         Organizational Documents.  Seller has delivered to Buyer certified copies of its organizational documents, together with all amendments thereto, if any.

(xiii)                      No Encumbrances.  Subject to the terms of this Agreement, and subject to the terms and conditions of any participation agreement, co-lender agreement, intercreditor agreement with respect to any Purchased Loan that is a Senior Interest, there are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans, and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loans.

(xiv)                     Federal Regulations.  Seller is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xv)                        Taxes.  Seller has filed or caused to be filed all Tax returns which would be delinquent if they had not been filed on or before the date hereof and has paid all Taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no Tax liens have been filed against any of Seller’s assets and, to the best knowledge of Seller, no claims are being asserted with respect to any such Taxes, fees or other charges.

(xvi)                     ERISA.  Seller does not sponsor any Plans and does not make contributions or have any obligations to make contributions to any Plans or Multiemployer Plans.

(xvii)                  Judgments/Bankruptcy.  Except as disclosed in writing to Buyer there are no judgments against Seller or Sponsor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller or Sponsor.

(xviii)               Full and Accurate Disclosure.  No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or, to the best knowledge of Seller, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xix)        Financial Information.  All financial data concerning Master Seller that has been delivered by or on behalf of Master Seller to Buyer is true, complete and correct in all material respects and, other than financial models and projections with respect to which GAAP is inapplicable, has been prepared in accordance with GAAP.  Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Master Seller, or in the results of operations of Master Seller, which change is reasonably likely to result in a Material Adverse Effect.

(xx)         Reserved.

(xxi)        Notice Address; Jurisdiction of Organization.  On the date of this Agreement, Seller’s address for notices is located at c/o NorthStar Real Estate Income Trust, Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: Ronald Lieberman. Seller’s jurisdiction of formation is Delaware.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.

(xxii)       Prohibited Person.  None of the funds or other assets of Seller or Sponsor constitute property of, or are, to the best knowledge of Seller, beneficially owned, directly or indirectly, by a Prohibited Person with the result that the investment in Seller or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement by Buyer is in violation of law; (b) to the best knowledge of Seller, no Prohibited Person has any interest of any nature whatsoever in Seller or Sponsor, as applicable, with the result that the investment in Seller or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (c) to the best knowledge of Seller, none of the funds of Seller or Sponsor, as applicable, have been derived from any unlawful activity with the result that the investment in Seller or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (d) to the best knowledge of Seller, none of Seller or Sponsor has conducted or will conduct any business or has engaged or will engage in any transaction dealing with any Prohibited Person; and (e) none of Seller or Sponsor is a Prohibited Person or has been convicted of a felony or a crime which if prosecuted under the laws of the United States of America would be a felony.

(c)                                  On the Purchase Date for any Transaction, Master Seller and each Series Seller party to any Transaction hereunder (including the Transaction closing on such Purchase Date) shall be deemed to have made all of the representations set forth in this Section 9 as of such Purchase Date.

10.                               NEGATIVE COVENANTS OF SELLER

During the term of this Agreement and so long as any Transaction is in effect hereunder, Seller shall not without the prior written consent of Buyer (for purposes hereof, all references to the term “Seller” in this Section 10 shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the applicable date):

(a)                                 take any action which would directly or indirectly impair or adversely affect Buyer’s title to any of the Purchased Loans;

(b)                                 except for any Purchased Loan which has been repurchased by Seller in accordance with this Agreement, transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge, encumber or hypothecate, directly or indirectly (any of the foregoing, a “Transfer”), any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer;

(c)                                  change its name or its jurisdiction of organization from the jurisdiction referred to in Section 9(b)(xxi) unless it shall have provided Buyer at least thirty (30) days’ prior written notice of such change;

(d)                                 create, incur or permit to exist any lien, encumbrance or security interest in or on Seller’s interest in any of the Purchased Loans or the other Collateral, except for any liens created in favor of Buyer under this Agreement or the other Transaction Documents;

(e)                                  modify or terminate the Master Seller LLC Agreement or any of the organizational documents of Seller, provided that Buyer shall not unreasonably withhold or delay its consent to any proposed modification to the Master Seller LLC Agreement (excluding any modification to the SPE provisions set forth therein);

(f)                                   enter into, consent or assent to or take any Material Action;

(g)                                  transfer or permit to be transferred any direct or indirect ownership interests in Seller, or take any action or permit any action to be taken, if any such transfers and/or actions, individually or in the aggregate, would result in a Change of Control.

(h)                                 take any action, file any Tax return, or make any election inconsistent with the treatment of Seller, for purposes of U.S. federal, state and local income taxes,  as a disregarded entity, including making an election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for U.S. federal income tax purposes;

(i)                                     after the occurrence and during the continuation of any Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller (unless the same is necessary for Sponsor to maintain its status as a REIT, or a qualified subsidiary thereof, under the Code);

(j)                                    send a payment redirection letter to the Mortgagor of any Purchased Loan, or otherwise instruct any Mortgagor, to make any payment due on a Purchased Loan to any account, other than the Applicable Servicer Account or Cash Management Account;

(k)                                 sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan or permit any ERISA Affiliate to sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan, in each case, which could reasonably be likely to have a Material Adverse Effect;

(l)                                     engage in any transaction that would cause the assets of Seller to be deemed to constitute “plan assets” for purposes of ERISA;

(m)                             make any future advances under any Purchased Loan to any underlying obligor that are not expressly required by the related Purchased Loan Documents;

(n)                                 seek its dissolution, liquidation or winding up, in whole or in part;

(o)                                 incur any Indebtedness except as provided in Section 12(i) or otherwise cease to be a Single-Purpose Entity.

(p)                                 exercise any remedies under the Purchased Loan Documents for any Purchased Loan as to which a Purchased Loan Event of Default has occurred including, without limitation, the commencement or prosecution of any foreclosure proceeding, the exercise of any power of sale, the taking of a deed-in-lieu of foreclosure or other realization upon the security for any Purchased Loan;

(q)                                 except as otherwise expressly permitted in any intercreditor agreement, co-lender agreement or participation agreement for the applicable Purchased Loan as in effect on the Purchase Date, or any such similar agreement or amendment thereto entered into subsequent to the applicable Purchase Date that has been approved by Buyer, or as otherwise expressly agreed by Buyer pursuant to the terms of the Confirmation and/or the Senior Interest Side Letter for the applicable Purchased Loan, Transfer or permit to be Transferred, in whole or in part, any Junior Interest held by Seller or any Affiliate of Seller or consent to the Transfer, in whole or in part, of any Junior Interest held by any other Person, except to a Qualified Institutional Lender; or

(r)                                    consenting to, or granting of any waiver with respect to, any incurrence of additional debt by the Mortgagor or any mezzanine loan by any direct or indirect beneficial owner of the Mortgagor.

11.                               AFFIRMATIVE COVENANTS OF SELLER

During the term of this Agreement and so long as any Transaction is in effect hereunder (for purposes hereof, all references to the term “Seller” in this Section 11 shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the applicable date):

(a)                                 Seller shall notify Buyer of any Material Adverse Effect promptly following receipt by Seller of notice or obtaining actual knowledge thereof; provided, however, that nothing in this Section 11 shall relieve Seller of its obligations under this Agreement.

(b)                                 Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 9, to the extent such documents are in Seller’s possession or reasonably obtainable by Seller.

(c)                                  Seller (i) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (ii) shall, at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)                                 Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.

(e)                                  Seller shall give notice to Buyer of the following (accompanied by an officer’s certificate setting forth details of the occurrence referred to therein and stating what actions Seller has taken or proposes to take with respect thereto, as applicable):

(i)                                     with respect to any Purchased Loan sold to Buyer hereunder, promptly following receipt of any unscheduled Principal Payment (in full or in part);

(ii)                                  with respect to any Purchased Loan sold to Buyer hereunder, promptly following receipt by Seller of notice or knowledge that the related Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as, in each case, to materially adversely affect the value of such Mortgaged Property;

(iii)                               promptly following receipt of notice by Seller or knowledge of (i) the occurrence of any payment default or other material default under the Purchased Loan Documents for any Purchased Loan, (ii) any lien or security interest (other than security interests created hereby) on, or claim asserted against, any Purchased Loan or, to the best knowledge of Seller, the underlying collateral therefor or (iii) any event or change in circumstances that has or could reasonably be expected to have a material adverse effect on the Market Value of a Purchased Loan;

(iv)                              promptly, and in any event within three (3) Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of the assets of Seller before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $100,000, or (iii) which, individually or in the aggregate, if adversely determined could reasonably be likely to have a Material Adverse Effect; and

(v)                                 promptly following receipt of notice by Seller, or Seller having knowledge,  of the loss of Sponsor’s status as a REIT.

(f)                                   Seller shall deliver to Buyer (i) notice of the occurrence of any Purchased Loan Event of Default promptly (and in any event not later than two (2) Business Days) after the earlier of the date that Seller receives notice or has actual knowledge thereof and (ii) any other information with respect to any Purchased Loan as may be reasonably requested by Buyer from time to time.

(g)                                  Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller.  Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(h)                                 At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver to Buyer such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the security interests granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request).  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner reasonably satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(i)                                     Seller shall provide Buyer with the following financial and reporting information:

(i)                                     Within 45 days after the last day of each of the first three fiscal quarters in any fiscal year, Sponsor’s unaudited, consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter, in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer’s certificate;

(ii)                                  Within 120 days after the last day of its fiscal year, Sponsor’s audited, consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year, in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of Grant Thornton LLP or another independent certified public accounting firm reasonably acceptable to Buyer;

(iii)                               Within 30 days after the last day of each calendar month, any and all property level financial information (including without limitation rent rolls and operating statements) received with respect to the Purchased Loan by Seller or an Affiliate during such calendar month; and

(iv)                              Within 45 days after the last day of each quarter in any fiscal year, an officer’s certificate from Master Seller addressed to Buyer certifying that, as of the end of such quarter, (x) no Default or Event of Default exists and (y) Sponsor is in compliance with the financial covenants set forth in Section 5 of the Guaranty (including a calculation of each such financial covenant).

Notwithstanding anything to the contrary contained in this Section 11 or otherwise in this Agreement, Seller’s failure to deliver any financial statements required pursuant to this Section 11(i) shall not constitute an Event of Default under this Agreement to the extent that such financial statements have been publicly posted on the official website of Sponsor or its parent or appropriately filed with the SEC.  Seller shall use reasonable efforts to deliver electronic notice to Buyer promptly after the posting of any financial statements required to be delivered hereunder to Sponsor’s website or the filing of same with the SEC together with a link to such posted or filed financial statements.

(j)                                    Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(k)                                 Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(l)                                     Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.  Seller shall pay and discharge all Taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP in all material respects.  Seller shall timely file all Tax returns required to be filed by it or with respect to all or any portion of the Collateral.

(m)                             Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office and of any change in Seller’s name or organizational structure or the places where the books and records pertaining to the Purchased Loan are held not less than fifteen (15) Business Days prior to taking any such action.

(n)                                 Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.

(o)                                 Seller shall provide Buyer with reasonable access to any operating statements, any occupancy status and any other property level information with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request, in each case to the extent in Seller’s possession.

(p)                                 Seller covenants and agrees that neither Seller nor Sponsor will knowingly:  (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224 issued on September 24, 2001.  Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that neither of Seller nor Sponsor has, to the best knowledge of Seller, engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

(q)                                 Master Seller, and to the extent applicable, each Series Seller, shall maintain its existence as a limited liability company, organized solely and in good standing under the law of the State of Delaware (unless Seller shall have given Buyer at least ten (10) Business Days’ prior written notice that Seller intends to change the jurisdiction of its organization) and shall not dissolve, liquidate, merge with or into any other Person or otherwise change its organizational structure or documents or incorporate or organize in any other jurisdiction, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

(r)                                    Seller may propose, and Buyer will consider, but shall be under no obligation to approve, strategies for the foreclosure or other realization upon the security for any Purchased Loan with respect to which a Purchased Loan Event of Default has occurred.

(s)                                   Seller shall not cause any Purchased Loan to be serviced by any servicer other than a servicer expressly approved in writing by Buyer.

12.                               SINGLE-PURPOSE ENTITY

Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as this Agreement or any of the Transaction Documents shall remain in effect (for purposes hereof, all references to the term “Seller” in this Section 12 shall be deemed to mean and refer to Master Seller together with each Series Seller which is a party to this Agreement as of the applicable date):

(a)                                 It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due; provided, however, that nothing contained in this Section 12 or otherwise in this Agreement shall require any direct or indirect owners of Seller to make any additional capital contributions to Seller.

(b)                                 It has complied and will comply with the provisions of its organizational documents.

(c)                                  It has done or caused to be done and will, to the extent under its control, do all things necessary to observe all limited liability company formalities and to preserve its existence.

(d)                                 It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members and any other Person, and Master Seller will file consolidated Tax returns, if any, which are required by applicable law (except to the extent consolidation is required or permitted under GAAP or as a matter of law).

(e)                                  It will, and will at all times hold itself out to the public as, in the case of Master Seller, a legal entity separate and distinct from any other entity (including any Affiliate), and, in the case of any Series Seller, distinct from any other entity (including any Affiliate, Master Seller or any other Series), it will correct any known misunderstanding regarding such status, it will conduct business in its own name, it will not identify itself or any of its Affiliates as a division or part of the other (except any Series Seller may refer to itself as a “series” of Master Seller), it will maintain and utilize separate stationary, invoices and checks, and Master Seller or any Series Seller will pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

(f)                                   It has not owned and will not own any property or any other assets other than the Purchased Loans, cash and other assets incidental to the origination, acquisition, ownership, hedging, administering, financing and disposition of Purchased Loans.

(g)                                  It has not engaged and will not engage in any business other than the origination, acquisition, reacquisition, ownership, hedging, administering, financing, refinancing, securitizing and disposition of the Purchased Loans in accordance with the applicable provisions of the Transaction Documents.

(h)                                 It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates (other than the Transaction Documents), except upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.

(i)                                     It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents and (B) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of originating, acquiring, owning, financing, securitizing and disposing of Eligible Loans; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred.

(j)                                    Except to the extent expressly permitted under this Agreement, it has not made and will not make any loans or advances (other than Eligible Loans) to any other Person, and shall not acquire obligations or securities of any member or any Affiliate of any member (other than in connection with the acquisition, financing or refinancing of the Eligible Loans) or any other Person.

(k)                                 It has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that nothing contained in this Section 12 or otherwise in this Agreement shall require any direct or indirect owners of Seller to make any additional capital contributions to Seller.

(l)                                     It has not commingled and will not commingle its funds and other assets with those of any of its Affiliates or any other Person (except with Master Seller and other Series Sellers as contemplated under Section 5 hereof).

(m)                             It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(n)                                 Except as contemplated under the Transaction Documents, it has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(o)                                 It shall not take any of the following actions without the affirmative vote of the Independent Manager: (i) permit its members to dissolve or liquidate Seller, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; or (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the

Bankruptcy Laws, or effect any similar procedure under any similar law, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

(p)                                 It has no liabilities, contingent or otherwise, other than those normal and incidental to the origination, acquisition, ownership, hedging, financing, securitizing and disposition of the Purchased Loans.

(q)                                 It is an entity disregarded as a separate entity or treated as a partnership for U.S. federal income tax purposes and has not made any election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(r)                                    It has not and shall not maintain any employees.

(s)                                   Master Seller will have at all times at least one (1) Independent Manager and will provide Buyer with up-to-date contact information for all Independent Manager(s) and a copy of the agreement pursuant to which each Independent Manager consents to and serves as an “Independent Manager” for Master Seller and each Series Seller.

(t)                                    Except as contemplated under the Transaction Documents, it has not pledged and will not pledge its assets to secure the obligations of any other Person.

(u)                                 Except as contemplated under the Transaction Documents, it has not and will not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person.

(v)                                 It will not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets.

(w)                               It will not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity.

(x)                                 The Master Seller LLC Agreement shall provide that (i) no Independent Manager of Seller may be removed or replaced without Cause, (ii) Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of the Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (iii) any Independent Manager of Seller shall not have any fiduciary duty to anyone including the holders of the equity interests in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any of the actions contemplated by Section 12(o) above; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

Notwithstanding anything to the contrary contained herein or in any other Transaction Document, so long as this Agreement shall remain in effect, Seller may enter into one or more asset transfer agreements to transfer assets to a securitization seller, depositor, trust, issuer or other similar Person; provided that (i) prior to entering into any such asset transfer agreement, Buyer shall have reviewed such asset transfer agreement and confirmed that Seller does not have any liability or obligation under any such asset transfer agreement, and (ii) either (A) one or more Sponsors or (B) another Person acceptable to Buyer in its sole and absolute discretion agrees to be responsible and liable for the performance of any and all obligations of Seller under any such asset transfer agreement or arising in connection therewith.

13.                               EVENTS OF DEFAULT; REMEDIES

(a)                                 After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

(I)                                   Each of the following shall constitute a “Facility Event of Default”:

(i)                                     an Act of Insolvency occurs with respect to Seller, Sponsor or Member;

(ii)                                  Seller, Sponsor or Member shall admit in writing its inability to, or its intention not to, perform any of its obligations hereunder or under any of the Transaction Documents,

(iii)                               either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim (other than the rights of Seller pursuant to this Agreement) of any of the Purchased Loans, or (B) the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans (except to the extent resulting from the actions of Buyer);

(iv)                              failure of Master Seller to make any payment owing to Buyer which has become due and payable under this Agreement or any other Transaction Document (other than any monetary Transaction Event of Default by any Series Seller under Sections 13(a)(II)(i)-(iv) of this Agreement), whether by acceleration or otherwise under the terms of this Agreement or the other Transaction Documents, which failure is not remedied within five (5) Business Days;

(v)                                 any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which suspension results in a Material Adverse Effect;

(vi)                              a Change of Control shall have occurred that has not been consented to by Buyer in writing;

(vii)                           any representation made by Seller or Sponsor in this Agreement or the other Transaction Documents shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, which incorrect or untrue representation, to the extent such breach is reasonably susceptible to cure, is not cured within five (5) Business Days after the earlier of notice thereof from Buyer or Seller obtaining actual knowledge of such breach (unless Seller shall have made any such representation with actual knowledge that it was materially incorrect or untrue at the time made, in which case such breach shall constitute an immediate Facility Event of Default); provided, however, that the breach of any Purchased Loan Representation made by Seller with respect to any Purchased Loan in any Transaction Document shall not be considered a Facility Event of Default if incorrect or untrue (but such breach may be a Transaction Event of Default as and to the extent provided in Section 13(a)(II)(vi)), unless Seller shall have made any such representation with knowledge that it was materially incorrect or untrue at the time made, in which case such breach shall constitute an immediate Facility Event of Default);

(viii)                        either (A) the Sponsor (1) shall fail to observe any of the financial covenants set forth in the Guaranty or (2) shall have defaulted or failed to perform any other covenant under the Guaranty in any material respect, or (B) Member shall have defaulted or failed to perform under the Member Guaranty, or (C) the Guaranty or Member Guaranty shall have been revoked, rescinded or otherwise cease to be in full force and effect;

(ix)                              a final non-appealable judgment by any competent court in the United States of America having jurisdiction over Seller or Sponsor, as applicable for the payment of money in an amount greater than $100,000 (in the case of Seller) or $5,000,000 (in the case of the Sponsor) shall have been rendered against Seller or the Sponsor, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means reasonably acceptable to Buyer;

(x)                                 Sponsor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, repurchase agreement, short sale, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or derivatives transaction to which it is a party (other than a Transaction Document or any Affiliated Hedging Transaction), which default (A) involves the failure to pay a monetary obligation of $5,000,000 or more, or (B) permits the acceleration of the maturity of obligations, or the declaration of a mandatory early repurchase date or termination date with respect to indebtedness or obligations of $5,000,000 or more, by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, repurchase agreement, swap agreement or other contract agreement or transaction due to the failure to observe the financial covenants, if any, set forth therein; provided, however, that any such default, failure to perform or breach shall not constitute a Facility Event of Default if Sponsor cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement;

(xi)                              Seller shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, repurchase agreement, short sale, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or derivatives transaction to which it is a party (other than a Transaction Document or any Affiliated Hedging Transaction), which default (A) involves the failure to pay a monetary obligation of $100,000 or more, or (B) permits the acceleration of the maturity of obligations, or the declaration of a mandatory early repurchase date or termination date with respect to indebtedness or obligations of $100,000 or more, by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, repurchase agreement, swap agreement or other contract agreement or transaction due to the failure to observe the financial covenants, if any, set forth therein; provided, however, that any such default, failure to perform or breach shall not constitute a Facility Event of Default if Sponsor cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement;

(xii)                           if (A) Seller, Sponsor or any Affiliate of Seller or Sponsor defaults beyond any applicable grace period in paying any amount or performing any obligation due to an Affiliated Hedge Counterparty under any Affiliated Hedging Transaction or (B) Seller or Sponsor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, swap, hedging, security or credit agreement between Seller or Sponsor and Buyer or any Affiliate of Buyer; or

(xiii)                        if Seller or Sponsor shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Facility Event of Default”, and such breach or failure to perform is not remedied within ten (10) Business Days after written notice thereof to Seller by Buyer, or its successors or assigns, or such other (shorter or longer) cure period (if any) as may be expressly provided herein or in such Transaction Document (unless this Agreement or such other Transaction Document expressly provides that such breach or failure constitutes an immediate Facility Event of Default, in which case no notice or cure period shall apply).

(II)                              Each of the following shall constitute a “Transaction Event of Default”:

(i)                                     the applicable Series Seller fails to repurchase a Purchased Loan upon the applicable Repurchase Date therefor;

(ii)                                  the applicable Series Seller fails to pay any Mandatory Amortization Amount with respect to a Purchased Loan when required pursuant to Section 4 hereof;

(iii)                               the applicable Series Seller fails to repurchase a Purchased Loan which is the subject of a Mandatory Early Repurchase, as and when required pursuant to Section 3(l);

(iv)                              subject to the provisions of Section 5(e), the failure of Buyer to receive on any Remittance Date the accrued and unpaid Price Differential for a Transaction;

(v)                                 subject to the provisions of Sections 5(e), the failure of any Affiliated Hedge Counterparty to receive on any Remittance Date, on the Repurchase Date or any other applicable due date under any Affiliated Hedging Transaction, the accrued and unpaid amounts due under any such Affiliated Hedging Transaction and such failure is not remedied within the applicable cure period (if any) set forth in the related Affiliated Hedging Transaction documents; or

(vi)                              any Purchased Loan Representation with respect to any Purchased Loan in any Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such incorrect or untrue Purchased Loan Representation, to the extent such breach is reasonably susceptible to cure, continues unremedied for five (5) Business Days after the earlier of notice thereof from Buyer or Seller obtaining actual knowledge of such breach (unless Seller shall have made any such representation with actual knowledge that it was materially incorrect or untrue at the time made, in which case such breach shall constitute an immediate Transaction Event of Default); provided that a Transaction Event of Default shall not be deemed to have occurred if the applicable Series Seller terminates the related Transaction and repurchases the related Purchased Loan(s) on an Early Repurchase Date no later than five (5) Business Days after notice from Buyer to the applicable Series Seller that such Purchased Loan Representation is incorrect or untrue.

(b)                                 If a Facility Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)                                     At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no written notice is given,

immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)                                  If Buyer exercises or is deemed to have exercised the option referred to in Section 13(b)(i) of this Agreement:

(A)                               Seller’s obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)                               the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall include the accrued and unpaid Price Differential with respect to each Purchased Loan accrued at the Pricing Rate applicable upon the occurrence of an Event of Default; and

(C)                               the Custodian shall, upon the request of Buyer, deliver to Buyer all Purchased Loan Documents, instruments, certificates and other documents then held by the Custodian relating to the Purchased Loans.

(iii)                               Upon the occurrence of a Facility Event of Default, Buyer may, following one (1) Business Day’s prior notice to Seller, (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory in its sole and absolute discretion any or all of the Purchased Loans or (B) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under this Agreement or the Transaction Documents.  The proceeds of any disposition of Purchased Loans effected pursuant to this Section 13(b)(iii) shall be applied, (v) first, to the actual, out-of-pocket costs and expenses incurred by Buyer in connection with Seller’s default; (w) second, without duplication, to any and all amounts due under Section 3(h), including, without limitation, costs of cover, if any; (x) third, to the Repurchase Price; and (y) fourth, to return any excess to Seller.

(iv)                              The parties acknowledge and agree that (1) the Purchased Loans subject to Transactions hereunder are not instruments traded in a recognized market, and, in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Loans, Buyer may establish the source therefor in its sole and absolute discretion and (2) all prices, bids and offers shall be determined together with accrued Available Income (except to the extent contrary to market practice with respect to the relevant Purchased Loans).  The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid at such time.  In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans pursuant to this Section 13(b) or Section 13(c) does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Buyer may elect, in its sole and absolute discretion (but upon not less than one (1) Business Day’s prior notice to Seller), the time and manner of liquidating any Purchased Loans pursuant to this Section 13(b) or Section 13(c), and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v)                                 Seller shall be liable to Buyer for (A) the amount of all out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all costs actually incurred in connection with covering transactions, and (C) any other actual out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.

(vi)                              Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state and local laws (including, without limitation, if the Transactions are characterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.  Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loans against all of Seller’s obligations to Buyer under this Agreement, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(vii)                           Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof.  Except as expressly required herein or in the other Transaction Documents, Buyer shall not be required, to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default.  All rights and remedies arising under the Transaction

Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(viii)                        Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)                              Upon the designation of any Accelerated Repurchase Date, Buyer may, without prior notice to Seller, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to Seller.  Buyer will give written notice to the other party of any set off effected under this Section 13(b)(ix).  If a sum or obligation is unascertained, Buyer may, in good faith, estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 13(b)(ix) shall be effective to create a charge or other security interest.  This Section 13(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(x)                                 Seller shall within two (2) Business Days following Buyer’s written request, to execute and deliver to Buyer such documents, instruments, certificates, assignments and other writings, and do such other acts as Buyer may reasonably request for the purposes of assuring, perfecting and evidencing Buyer’s ownership of the Purchased Loans, including without limitation: (i) forwarding, to Buyer or Buyer’s designee (including, if applicable, the Custodian), any payments Seller may hereafter receive on account of the Purchased Loans, in each case promptly upon receipt thereof; (ii) delivering to Buyer or such designee any originals of certificates, instruments, documents, notices or files evidencing or relating to the Purchased Loans which are in Seller’s possession or under its control; (iii) delivering to Buyer underwriting summaries, credit memos, assets summaries, status reports or similar documents relating to the Purchased Loans and in Sellers possession or under its control.

(c)                                  Without limiting Buyer’s rights and remedies under Section 13(b) of this Agreement or otherwise available under the Transaction Documents, at law or in equity, in the event that a Facility Event of Default shall occur and be continuing, if a Transaction Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)                                     At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for the applicable Transaction shall, if it has not already occurred, be deemed immediately to occur (the “Accelerated Transaction Repurchase Date”).

(ii)                                  If Buyer exercises or is deemed to have exercised the option referred to in Section 13(c)(i) of this Agreement:

(A)                               the applicable Series Seller’s obligations hereunder to repurchase the applicable Purchased Loan shall become immediately due and payable on and as of the Accelerated Transaction Repurchase Date; and

(B)                               the Repurchase Price with respect to such Transaction (determined as of the Accelerated Transaction Repurchase Date) shall include the accrued and unpaid Price Differential with respect to such Purchased Loan accrued at the Pricing Rate applicable upon the occurrence of a Transaction Event of Default; and

(C)                               the Custodian shall, upon the request of Buyer, deliver to Buyer all Purchased Loan Documents, instruments, certificates and other documents then held by the Custodian relating to the applicable Purchased Loan.

(iii)                             Upon the occurrence of a Transaction Event of Default, Buyer may following one (1) Business Day’s notice to Seller, (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory in its sole and absolute discretion the applicable Purchased Loan or (B) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Loan, to give Seller credit for such Purchased Loan in an amount equal to the Market Value of such Purchased Loan against the aggregate unpaid Repurchase Price for such Purchased Loan and any other amounts owing by Seller under this Agreement or the Transaction Documents.  The proceeds of any disposition of Purchased Loan effected pursuant to this Section 13(c)(iii) shall be applied, (v) first, to the actual, out-of-pocket costs and expenses incurred by Buyer in connection with Seller’s default; (w) second, without duplication, to any and all amounts due under Section 3(h), including, without limitation, costs of cover, if any; (x) third, to the Repurchase Price; and (y) fourth, to return any excess to Seller.

14.                               LIMITATIONS ON RECOURSE AGAINST SERIES SELLERS

Buyer acknowledges that Master Seller is organized as a series limited liability company under Section 18-215 of the Delaware Limited Liability Company Act.  Notwithstanding that this Agreement and the other Transaction Documents have been executed on behalf of Seller without reference to any particular Series Seller, Buyer agrees to treat each Transaction under this Agreement as the obligation of the particular Series Seller of Master Seller that enters into the Transaction for the related Purchased Loan(s).  Provided that no Facility Event of Default shall have occurred and be continuing hereunder, the Repurchase Obligations of any Series Seller relating to or arising from the Transaction(s) to which such Series Seller is a party shall be enforceable only against such Series Seller and with respect to the Purchased Loan(s) relating to such Transaction(s) and not against any other Series Seller or any other Purchased Loan.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any other Transaction Document, Buyer shall be entitled to exercise any and all remedies available to Buyer under Section 13(b) against Seller and any and all Purchased Loans subject to Transactions hereunder upon the occurrence and continuance of a Facility Event of Default.

15.                               RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY.  EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, IF AND TO THE EXTENT CONSISTENT WITH APPLICABLE LAW AND THE RULES OF COURT AND EVIDENCE.

16.                               NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopy (with answerback acknowledged) or email provided that such telecopy or email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16.  A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered on a Business Day, (c) in the case of expedited prepaid delivery upon delivery on a Business Day, or (d) in the case of telecopy or email, upon receipt of answerback confirmation or upon transmission, respectively; provided that (i) such telecopy or email notice was also delivered by one of the means set forth in (a), (b) or (c) above (which may arrive after such telecopy or email), and (ii) the transmitting party did not receive an electronic notice of a transmission failure.  A party receiving a notice which does not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat the notice as having been properly given.

17.                               ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

18.                               ASSIGNABILITY

(a)                                 The rights and obligations of Seller under this Agreement and the other Transaction Documents and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion; provided, however, that Buyer shall not unreasonably withhold its consent to an assignment by Seller to an Affiliate of Seller provided such assignment is otherwise in compliance with all requirements of this Section 18.

(b)                                 Buyer may assign its rights and obligations under this Agreement and the other Transaction Documents and/or under any Transaction or may issue one or more participation interests with respect to any or all of the Transactions, without the consent of, and without prior notice to, Seller, to any other Person, and, in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts owed to Buyer; provided, however, that, with respect to any such participation or assignment, unless and until Buyer has assigned or granted participations in and to 100% of its rights and obligations under this Agreement and the other Transaction Documents, (i) Buyer shall act as exclusive agent for all participants or assignees in any dealings with Seller in connection with such Transactions (it being acknowledged and agreed that, notwithstanding the foregoing, and subject in any event to clause (ii) below, Buyer may grant to any participants or assignees consent or approval rights with respect to certain material decisions or actions under this Agreement or the Transaction Documents) and (ii) Seller shall not be obligated to deal directly with any party other than Buyer in connection with such Transactions, or, with respect to assignments and participations, to pay or reimburse Buyer, assignee or participant for any costs or other amounts that would not have been incurred had no assignment or participation been issued or made, as applicable; and provided, further, that so long as no Event of Default has occurred and is continuing, Buyer shall not assign or grant participations in its rights and obligations hereunder to any of the parties listed on Exhibit X attached hereto or their respective Affiliates (collectively, “Prohibited Transferees”).  Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may assign and/or grant participations in any and all of its rights and obligations to any Prohibited Transferee without notice to or consent of Seller.  Seller shall reasonably cooperate at Buyer’s sole cost and expense with Buyer in connection with any assignment or participation, provided Seller’s obligations under such Transaction are not increased and its rights under such Transaction are not impaired.  Seller agrees that any assignee or participant shall be entitled to the benefits of Section 3(i) and Section 29 (subject to the limitations and requirements under Section 29 (it being understood that the applicable documentation required under Section 29(c) shall be delivered to the participating Buyer)); provided that, no assignee or participant will be entitled to any greater payment of Additional Amounts under Section 3(i) or Section 29, than its assignor or participating Buyer would have been entitled to receive with respect to the applicable assigned or participated rights and obligations, except to the extent such entitlement to receive a greater payment or Additional Amounts is otherwise set forth herein.

(c)                                  Buyer shall, acting for this purpose as a non-fiduciary agent of Seller (the “Registrar”), maintain a record of ownership (the “Register”) on which is entered the name and address of all assignees of Buyer and each such assignee’s interest in the rights under this Agreement and the other Transaction Documents. All assignments pursuant to Section 18 hereof shall be recorded on the Register. This provision is intended to be interpreted so that the indebtedness (for federal income tax purposes, as set forth in Section 22(e)) evidenced by the Transaction Documents is treated as being in registered form in accordance with Section 5f.103-1(c) of the Treasury Regulations. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice.  The entries in the Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement.  Buyer may, at any time, designate any other Person, including, subject to Seller’s consent in its sole discretion, Seller, to be the successor Registrar.

(d)                                 Each Buyer that sells a participation shall, acting for this purpose as a non-fiduciary agent of Seller, maintain a register on which is entered the name and address of each participant and such participant’s interest in the rights under this Agreement and the other Transaction Documents (the “Participant Register”); provided that, no Buyer shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any rights or obligations under this Agreement and the other Transaction Documents) to any Person except to the extent that such disclosure is necessary to establish that such rights or obligations are in registered form in accordance with Section 5f.103-1(c) of the Treasury Regulations.  The entries in each Participant Register shall be conclusive absent manifest error, and the applicable Buyer shall treat each Person whose name is recorded in such Participant Register as the owner of the related rights and obligations for all purposes of this Agreement notwithstanding notice to the contrary.

(e)                                  Subject to the foregoing, this Agreement and the other Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Nothing in this Agreement or the other Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

19.                               GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

20.                               NO WAIVERS, ETC.

No express or implied waiver of any Default or Event of Default by Buyer shall constitute a waiver of any other Default or Event of Default and no exercise of any right or remedy hereunder by any party shall constitute a waiver of its right to exercise any other right or remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation of the foregoing, the failure to give a notice pursuant to Section 4(b) or 4(c) hereof will not constitute a waiver of any right to do so at a later date.

21.                               USE OF EMPLOYEE PLAN ASSETS

(a)                                 No assets of any Plan subject to any provision of ERISA or Section 4975 of the Code shall be used in connection with any Transaction.  If any such assets are intended to be used by either party hereto (the “Plan Party”) in the Transaction, the Plan Party shall so notify the other party prior to the Transaction.  The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)                                 Subject to the last sentence of subparagraph (a) of this Section 21, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)                                  By entering into a Transaction pursuant to this Section 21, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

22.                               INTENT

(a)                                 The parties intend, agree and acknowledge that: (i) each Transaction qualifies as a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, and a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, (ii) that each payment under this Agreement has been made by, to or for the benefit of a financial institution as defined in section 101(22) of the Bankruptcy Code, a financial participant as defined in section 101(22A) of the Bankruptcy Code or repo participant as defined in section 101(46) of the Bankruptcy Code, (iii) the grant of a security interest set forth in Sections 6 and 28(b) hereof to secure the rights of Buyer hereunder also constitutes a “repurchase agreement” as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code and are a part of this Agreement and (iv) each of the Purchased Loans shall constitute a “security” as defined in Section 101(49) of the Bankruptcy Code, a mortgage loan or an interest in a mortgage loan.  It is further understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, as amended, with respect to each Transaction so constituting a “repurchase agreement,” or “securities contract”.  Each party hereto hereby further agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.

(b)                                 The parties intend, agree and acknowledge that either party’s right to accelerate or terminate this Agreement or to liquidate Purchased Loans delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.  It is further understood and agreed that either party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction hereunder is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement as described in Section 561 of the Bankruptcy Code.

(c)                                  The parties intend, agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)                                  Each party intends, agrees and acknowledges that it is its intent for U.S. federal, state and local income and franchise tax purposes to treat the Transactions as indebtedness of Seller that is secured by the Purchased Loans, and the Purchased Loans as owned by Seller for such purposes, that each Series Seller shall be disregarded as a separate entity from the Master Seller and each other Series Seller for such purposes, and each party agrees to take no action inconsistent with such treatment, unless required by applicable law, in which case such party shall promptly notify the other party of such requirement.

(f)                                   In light of the intent set forth above in this Section 22,  Seller agrees that, from time to time upon the written request of Buyer, Seller will execute and deliver any supplements, modifications, addendums or other documents as may be necessary, in Buyer’s reasonable discretion, in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements”, “securities contracts” and “master netting agreements”; provided, however, that Buyer’s failure to request, or Buyer’s or Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements”, “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code.

23.                               DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)                                 in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)                                 in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)                                  in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

24.                               CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)                                 Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)                                 To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)                                  The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 24 shall affect the right of Buyer or Seller to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)                                 EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

25.                               NO RELIANCE

(a)                                 Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, this Agreement and the Transaction Documents and each Transaction hereunder and thereunder:

(i)                                     It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(ii)                                  It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(iii)                               It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(iv)                              It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and

(v)                                 It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

(b)                                 Each determination by Buyer of the Market Value with respect to each Purchased Loan or the communication to Seller of any information pertaining to Market Value under this Agreement shall be subject to the following disclaimers:

(i)                                     Buyer has assumed and relied upon, with Seller’s consent and without independent verification, the accuracy and completeness of the information provided by Seller and reviewed by Buyer.  Buyer has not made any independent inquiry of any aspect of the New Loans or Purchased Loans or the underlying collateral.  Buyer’s view is based on economic, market and other conditions as in effect on, and the information made available to Buyer as of, the date of any such determination or communication of information, and such view may change at any time without prior notice to Seller.

(ii)                                  Market Value determinations and other information provided to Seller constitute a statement of Buyer’s view of the value of one or more loans or other assets at a particular point in time and neither (A) constitute a bid for a particular trade, (B) indicate a willingness on the part of Buyer or any Affiliate thereof to make such a bid, nor (C) reflect a valuation for substantially similar assets at the same or another point in time, or for the same assets at another point in time.

(iii)                               Market Value determinations and other information provided to Seller may vary significantly from valuation determinations and other information that may be obtained from other sources.

(iv)                              Market Value determinations and other information provided to Seller are communicated to Seller solely for its use and may not be relied upon by any other person and may not be disclosed or referred to publicly or to any third party without the prior written consent of Buyer, which consent Buyer may withhold or delay in its sole and absolute discretion.

(v)                                 Buyer makes no representations or warranties with respect to any Market Value determinations or other information provided to Seller.  Buyer shall not be liable for any incidental or consequential damages arising out of any inaccuracy in such valuation determinations and other information provided to Seller.

(vi)                              Market Value determinations and other information provided to Seller in connection therewith are only indicative of the initial Market Value of the Purchased Loan submitted to Buyer for consideration hereunder, and may change without notice to Seller prior to, or subsequent to, the transfer by Seller of the Purchased Loan to Buyer on the Purchase Date.  No indication is provided as to Buyer’s expectation of the future value of such Purchased Loan or the underlying collateral.

(vii)                           Initial Market Value determinations and other information provided to Seller in connection therewith are to be used by Seller for the sole purpose of determining whether to proceed in accordance with Section 3 hereof and for no other purpose.

26.                               INDEMNITY

Seller hereby agrees to indemnify, defend and hold harmless Buyer, Buyer’s Affiliates and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, actual out-of-pocket losses, actual out-of-pocket damages, actual out-of-pocket penalties, actions, judgments, suits, actual out-of-pocket Taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and the Transaction Documents and the documents delivered in connection herewith and therewith, other than Excluded Taxes), actual out-of-pocket fees, actual out-of-pocket costs, actual out-of-pocket expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Transaction Documents or any Transactions hereunder or thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.  Without limiting the generality of the foregoing, Seller agrees to hold Buyer and the other Indemnified Parties harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any (A) breach of any representation or warranty relating to Environmental Law or Hazardous Materials made by Seller hereunder or under any Transaction Document or any violation or alleged violation of any Environmental Law or (B) any violation or alleged violation of any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, except to the extent such violation or alleged violation results from Buyer’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Seller will save, indemnify and hold Buyer harmless from and against all actual, out-of-pocket expenses (including reasonable attorneys’ fees), actual, out-of-pocket loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller.  Seller also agrees to reimburse Buyer as and when billed by Buyer for (i) all Buyer’s reasonable costs and out-of-pocket expenses actually incurred in connection with the initial preparation and negotiation of this Agreement and the Transaction Documents and the closing of the transactions contemplated hereby and thereby, provided that Seller shall not be required to reimburse Buyer for attorneys’ fees for the initial closing of this Agreement and the other Transaction Documents in excess of $150,000, and (ii) all Buyer’s reasonable costs and out-of-pocket expenses actually incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Loans or any loan which is proposed by Seller as a Purchased Loan, including without limitation, those incurred under Section 27 and the reasonable fees and disbursements of its counsel, subject in all cases under this clause (ii) to the terms and conditions of Section 27, provided that Seller shall not be required to reimburse Buyer for attorneys’ fees incurred in connection with Buyer’s due diligence review with respect to any single Purchased Loan in excess of $7,500.  Additionally, Seller also agrees to reimburse Buyer as and when billed by Buyer for all of Buyer’s reasonable costs and out-of-pocket expenses actually incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement and the Transaction Documents or any Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel.  Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.

27.                               DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior written notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian.  Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering financial or accounting questions respecting the Purchased Loan Files and the Purchased Loans.  Seller acknowledges that Buyer has the right to request, at Seller’s expense, an Appraisal for any Mortgaged Property securing a Purchased Loan that shall have been subject to a Credit Event.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans.  Buyer may underwrite such Purchased Loans itself or engage a third party underwriter to perform such underwriting.  Seller agrees to reasonably cooperate with Buyer and any third party underwriter reasonably acceptable to Seller in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, financial models, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Seller.

28.                               SERVICING

(a)                                 Master Seller, on behalf of itself and each Series Seller, and Buyer agree that all Servicing Rights with respect to the Purchased Loans will be transferred hereunder to Buyer on the applicable Purchase Date and such Servicing Rights shall be transferred by Buyer to Master Seller or the applicable Series Seller upon the applicable Series Seller’s payment of the Repurchase Price for such Purchased Loans, in each case subject to the terms of the applicable Servicing Agreement.  Notwithstanding the transfer of Servicing Rights to Buyer, Master Seller, on behalf of itself and each Series Seller, shall be entitled to exercise all discretion with respect to any directions or consents to be given to the Servicer of the Purchased Loans (other than as provided below) and to appoint a servicer for each Purchased Loan subject to the prior written consent of Buyer, which consent may be given by Buyer in its reasonable discretion; provided, however, that (i) upon the occurrence and during the continuance of a Facility Event of Default, Master Seller’s and each Series Seller’s rights to exercise such discretion with respect to all of the Purchased Loans shall automatically terminate and be of no further force and effect, and (ii) upon the occurrence and during the continuance of a Transaction Event of Default with respect to any Purchased Loan, Master Seller’s and the applicable Series Seller’s rights to exercise such discretion with respect to such Purchased Loan shall automatically terminate and be of no further force and effect.  Buyer hereby agrees that Wells Fargo Bank, National Association or any other third party servicer otherwise approved by Buyer in writing (a “Servicer”) may service the Purchased Loans for the benefit of Buyer in accordance with the terms and conditions of the servicing agreement in effect for each such Servicer, provided that each such servicing agreement shall have been approved in writing by Buyer in its reasonable discretion and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans pursuant to Section 8, Buyer’s assigns (each such servicing agreement approved by Buyer (and, if applicable, Buyer’s assigns), a “Servicing Agreement” and, collectively, the “Servicing Agreements”); and provided, further, that any such Servicer shall have entered into a Servicer Notice and Agreement substantially in the form of Exhibit IX attached hereto (a “Servicer Notice and Agreement”) acknowledging Buyer’s interests in the related Purchased Loans and its rights to sell such Purchased Loans on a servicing-released basis and to terminate the term of such Servicing Rights with respect to any Purchased Loans sold by Buyer from and after an Event of Default pursuant to its exercise of remedies pursuant to Section 13 hereof.  Master Seller shall cause the Purchased Loans to be serviced in accordance with Accepted Servicing Practices approved by Buyer in its reasonable discretion and practiced by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Loans.  Master Seller shall not, and shall not direct or permit any Servicer to, enter into, consent to or approve any amendment, modification or termination, or waiver of any term or provision, of any Purchased Loan or Purchased Loan Documents which constitutes a Material Action or take any other Material Action without Buyer’s prior written consent.

(b)                                 Master Seller, on behalf of itself and each Series Seller, agrees that Buyer is the owner of all of Seller’s right, title and interest, if any, in and to all servicing records, including but not limited to any and all Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (collectively, the “Servicing Records”) so long as the Purchased Loans are subject to this Agreement.  Master Seller, on behalf of itself and each Series Seller, grants Buyer a security interest in all of Seller’s interest (if any) in servicing fees and rights relating to the Purchased Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section 28 and any other obligation of Seller to Buyer.  Seller covenants to safeguard such Servicing Records (if any are in Seller’s possession) and, upon Buyer’s request, to deliver them promptly to Buyer or its designee (including the Custodian) upon the occurrence and during the continuance of an Event of Default.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole and absolute discretion, subject to Section 13 and any terms in the applicable Servicing Agreements approved by Buyer (i) in the case of a Facility Event of Default, sell its rights to any or all of the Purchased Loans (or in the case of a Transaction Event of Default, sell its rights to the affected Purchased Loan(s)) on a servicing released basis or (ii) in the case of a

Facility Event of Default, terminate any Servicer or sub-servicer of any or all of the Purchased Loans (or in the case of a Transaction Event of Default, terminate the Servicer and sub-servicer, if any, for the affected Purchased Loan(s)), with or without cause, in each case without payment of any termination fee.  Seller shall cause each Servicer to cooperate with Buyer in effecting such termination and transferring all authority to service such Purchased Loans to the successor servicer, including requiring such Servicer to (i) promptly transfer all data in its possession relating to the applicable Purchased Loans to the successor servicer in such electronic format as the successor servicer may reasonably request, (ii) promptly transfer to the successor servicer, Buyer or Buyer’s designee, the Purchased Loan File and all other files, records, correspondence and documents in its possession relating to the applicable Purchased Loans and (iii) use commercially reasonable efforts to cooperate and coordinate with the successor servicer and/or Buyer to comply with any applicable so-called “goodbye” letter requirements or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable legal or regulatory requirement associated with the transfer of the servicing of the applicable Purchased Loans.  Seller agrees that if either Seller or any such Servicer fails to cooperate with Buyer or any successor servicer in effecting the termination of such Servicer as servicer of any Purchased Loan or the transfer of all authority to service such Purchased Loan to such successor servicer in accordance with the terms hereof and the applicable Servicing Agreement, Buyer shall be entitled to injunctive relief.

(d)                                 Seller shall not employ any Servicers rated below “above average” by S&P, unless such Servicer is otherwise approved by Buyer to service the Purchased Loans (it being acknowledged and agreed that Wells Fargo Bank, National Association is deemed approved by Buyer.  Seller shall collaterally assign to Buyer all of its rights, title and interest under any Servicing Agreements as a condition of allowing the Purchased Loans to be serviced by such Servicer and shall cause each such Servicer engaged by Seller to execute a Servicer Notice and Agreement with Buyer acknowledging Buyer’s security interest, agreeing that it shall deposit all Income and any other sums required to be remitted to the holder of the Purchased Loans under related Purchased Loan Documents to the Depository for deposit in the Cash Management Account as set forth in Section 5 hereof or as otherwise directed in a written notice signed by Buyer for so long as such Purchased Loan is subject to this Agreement, and acknowledging Buyer’s rights to terminate servicing as otherwise set forth above in this Section 28.

(e)                                  If Servicer is an Affiliate of Seller or Sponsor, the payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

29.                               TAXES

(a)                                 Transfer taxes, stamp taxes, documentary, filing, recording and all similar costs with respect to the transfer of Collateral or in connection with any of the transactions contemplated by this Agreement and the other Transaction Documents, and the documents delivered in connection herewith and therewith, other than any such taxes and costs that are attributable to an assignment or grant of a participation by Buyer pursuant to Section 18 (but only if no Facility Event of Default or Transaction Event of Default for the relevant Purchased Loan has occurred and is continuing), shall be paid by Seller.

(b)                                 All amounts payable by Seller to Buyer in respect of any transaction under the Transaction Documents shall be paid free and clear of, and without withholding or deduction for, any Taxes, unless the withholding or deduction of such Tax is required by law.  In that event, Seller shall pay such additional amounts (for purposes of this Section 29, the “Additional Amounts”) as will result in the net amounts received by Buyer (after taking account of such withholding or deduction) being equal to such amounts as would have been received by Buyer had no such Tax been required to be withheld or deducted; provided that for purposes of this Section 29(b) the term “Tax” shall not include any income Taxes, franchise Taxes, branch profits Taxes and similar Taxes imposed as a result of Buyer being organized under the laws of, or having its principal office located in, the jurisdiction (or any political subdivision thereof) imposing such Tax; provided, further, that Seller shall not be required to pay any Additional Amounts to Buyer to the extent that the obligation to pay such Additional Amounts would have not arisen but for the failure of Buyer to comply with the requirements of Section 29(c) or Section 29(d); provided, further, that Seller shall not be required to pay any Additional Amounts to Buyer for any U.S. federal withholding Taxes imposed under FATCA, or any U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer pursuant to a law in effect on the date on which Buyer acquires any interest in the Transaction Documents, except to the extent that amounts with respect to such Taxes were payable to such Buyer’s assignor immediately before such Buyer became a party hereto (all of such Taxes described in the foregoing three provisos referred to herein as “Excluded Taxes”).  Seller shall pay to Buyer, within ten (10) days after demand therefor, the full amount of any Taxes (including Taxes imposed or asserted on or attributable to Additional Amounts payable pursuant to this Section 29(b)) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Seller shall be conclusive absent manifest error.  As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 29(b), Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(c)                                  (i) Any Buyer that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 29(c)(ii) and 29(d) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii) Without limiting the generality of the foregoing, on or before the date hereof, on or before the date such Person becomes a party to this Agreement or a participant, as applicable, and at the reasonable request of Seller, Buyer and each assignee of Buyer will provide to Seller two copies of, as applicable, a properly completed and duly executed United States Internal Revenue Service form W-9, W-8BEN, W-8ECI, or W-8IMY (or successor form) (with applicable attachments, including, in the case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to Seller to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (the “Portfolio Interest Certificate”)).  In addition, Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made.  Initial Buyer shall provide to Seller a properly executed United States Internal Revenue Service Form W-9, dated on or before the Closing Date, evidencing a complete exemption from withholding or deduction of Tax from amounts payable by Seller to Initial Buyer under the Transaction Documents pursuant to applicable laws in effect on the Closing Date.  Seller and Member shall provide to Buyer a properly executed United States Internal Revenue Service Form W-9 or other applicable forms as described by the United States Internal Revenue Service, dated on or before the Closing Date, evidencing a complete exemption from withholding or deduction of Tax from amounts payable by Buyer to Seller under the Transaction Documents pursuant to applicable laws in effect on the Closing Date.  Each party hereto agrees to notify the other party of any circumstance known to it that causes a certificate or document provided by it pursuant to this Section 29(c) to fail to be true and to provide two copies of a properly completed and duly executed updated form and, if applicable, a Portfolio Interest Certificate, upon any previously delivered form becoming invalid, obsolete or inaccurate.

(d)                                 If a payment made to Buyer under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 29(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)                                  Each party’s obligations under this Section 29 shall survive any assignment of rights by Buyer, the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

30.                               MISCELLANEOUS

(a)                                 All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b)                                 This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery by telecopier or other electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Agreement or any other Transaction Document shall be effective as delivery of an original executed counterpart of such Transaction Document.

(c)                                  The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

(d)                                 Without limiting the rights and remedies of Buyer under this Agreement or the other Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable actual fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of and any amendment, supplement or modification to, this Agreement and/or the other Transaction Documents and the Transactions thereunder.  Seller agrees to pay Buyer on demand all out-of-pocket costs and expenses (including reasonable actual attorneys’ fees and disbursements) of any subsequent enforcement of any of the provisions of this Agreement and/or the other Transaction Documents, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise.  In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred in connection with the maintenance of the Cash Management Account.  All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e)                                  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)                                   This Agreement together with the Transaction Documents contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(g)                                  The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(h)                                 Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(i)                                     The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

MASTER SELLER:

NS INCOME DB LOAN, LLC

By:	NS Income DB Loan Member, LLC, its sole member

By:	NorthStar Real Estate Income Trust Operating Partnership, LP, its sole member

	By:	NorthStar Real Estate Income Trust, Inc., its general partner

	By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Chief Executive Officer

[Signature pages continue on next page]

Buyer:

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Dean Aotani
Name:	Dean Aotani
Title:	Managing Director

By:	/s/ Felix Rivera
Name:	Felix Rivera
Title:	Director